As filed with the U.S. Securities and Exchange Commission on August 21, 2008
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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ODYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	8742	13-4050047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 Cabot Court, Suite L, Hauppauge, New York 11788 (631) 750-1010
	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

	Joshua A. Hauser President and Chief Operating Officer Odyne Corporation 89 Cabot Court, Suite L Hauppauge, New York 11788
	(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copy to: Spencer G. Feldman, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue - 15th Floor New York, New York 10166 Tel: (212) 801-9200; Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	4,166,667	$.485 (2)	$2,020,834	$79.42
Common Stock (3)	7,499,999	$.72 (4)	$5,400,000	$212.22
Total Registration Fee	—	—	—	$291.64

(1)
This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on the OTC Bulletin Board on August 18, 2008.

(3)	Represents shares of common stock issuable upon exercise of warrants at a price of $.72 per share.

(4)	Calculated pursuant to Rule 457(g).

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2008

ODYNE CORPORATION

11,666,666 Shares

Common Stock

This prospectus relates to the sale of up to 11,666,666 shares of our common stock by the two selling stockholders listed in this prospectus. These shares include 7,499,999 shares of common stock issuable upon exercise of warrants to purchase common stock. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Pursuant to a registration rights agreement with the selling stockholders relating to our March 2008 private placement, we are obligated to register these shares. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on the OTC Bulletin Board under the symbol ODYC. The high and low bid prices for shares of our common stock on August 18, 2008, were $.51 and $.46 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

The selling stockholders may be deemed, and any broker-dealer executing sell orders on behalf of the selling stockholders will be considered, “underwriters” within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer will be considered underwriting commissions under the Securities Act of 1933.
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An investment in these securities involves a high degree of risk.
Please carefully review the section titled “Risk Factors” beginning on page 5.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.
_______________________________

The date of this prospectus is _____ __, 2008.

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

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- i -

SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering.

Overview of Our Business

We are a clean technology company that develops and manufactures propulsion systems for advanced Plug-in Hybrid Electric Vehicles for medium and heavy-duty trucks and buses by integrating our proprietary electric power conversion, electric power control and energy storage systems with a range of off-the-shelf components including electric motors and storage batteries. Our Plug-in Hybrid Electric Vehicle systems are either series or parallel configuration hybrids that are optimized for different applications. Our environmentally friendly and cost-effective Plug-in Hybrid Electric Vehicle systems allow vehicles to operate at lower costs and with lower vehicle emissions.

Alternatively Fueled Vehicles

General

We compete in the alternatively fueled vehicles market. Alternatively fueled vehicles include various types of vehicles that utilize electric and hybrid electric technology, hydrogen fuel cell technology, compressed natural gas, biodiesel, ethanol, propane and liquefied natural gas, or a combination of these technologies and fuels. There are more than 1,500,000 on-road alternatively fueled vehicles of all vehicle classes in use in the United States today, growing 9.3% per year since 1995. Each year in North America, an estimated 500,000 new medium and heavy-duty trucks and buses are sold, each with an estimated average life of ten years.

Electric and Hybrid Electric Vehicles

Electric vehicles and hybrid electric vehicles have emerged as a revolutionary solution for improved fuel efficiency and reduced vehicle emissions. Electric vehicles operate solely on electric power. Hybrid electric vehicles are capable of operating on both electricity and a conventional or alternative power source.

Plug-in Hybrid Electric Vehicles

Plug-in Hybrid Electric Vehicles are powered both by battery power and a conventional or alternative fuel source and with energy taken from a power grid. This reduces the amount of conventional or alternative fuel required to operate a Plug-in Hybrid Electric Vehicle when compared to a hybrid electric vehicle. Our technology can be deployed in electric vehicles, hybrid electric vehicles and Plug-in Hybrid Electric Vehicles. Any vehicle, whether it operates on diesel, gasoline or an alternative fuel source, can be made a Plug-in Hybrid Electric Vehicle. Plug-in Hybrid Electric Vehicles are therefore known as being fuel agnostic. A Plug-in Hybrid Electric Vehicle consumes less fuel, requires less maintenance and typically has a longer lifespan than conventional gas-powered vehicles.

We estimate the addressable market for our Plug-in Hybrid Electric Vehicle systems in newly-manufactured vehicles, which excludes vehicles that may be retrofitted with our Plug-in Hybrid Electric Vehicle systems, to be approximately $1.8 billion per year. This assumes modest growth in the number of medium and heavy-duty trucks and buses and 10% adoption of hybrid electric power at an estimated cost of $25,000 to $30,000 per vehicle. This cost target will not be achieved without substantial unit volume production of hybrid power trains. Several factors are driving accelerating demand in this market: (i) economic and political instability in many of the world’s largest oil producing countries placing increasing pressures on fuel costs, (ii) attempts to reduce the United States’ dependence on foreign oil by displacing imported petroleum with electricity generated from domestic fuels and (iii) increasingly stringent emissions standards. In addition, initiatives by the federal government, including the Energy Policy Act of 2005 and the Clean Efficient Automobiles Resulting from Advanced Technologies Act of 2003 support the development and use of clean technologies. Hybrid electric propulsion offers a highly attractive, affordable and user-friendly solution.

Odyne’s Value Proposition

Our Plug-in Hybrid Electric Vehicle solution offers several advantages to stand-alone alternatively fueled vehicles and vehicles powered by conventional internal combustion engines, including lower vehicle emissions and lower operating costs through greater fuel efficiency and lower maintenance costs. Our Plug-in Hybrid Electric Vehicle system integrates off-the-shelf products, advanced control systems and our modular, build-to-order propulsion system. This combination allows our Plug-in Hybrid Electric Vehicle system to be competitively priced while retaining the flexibility to build to customer specifications and enabling later modifications to extend the life of a vehicle and meet evolving customer needs. The Plug-in Hybrid Electric Vehicle can be recharged overnight by plugging into a high-capacity 220-volt electrical outlet.

To protect the value of our Plug-in Hybrid Electric Vehicle system, we have filed patent applications to cover our vehicular battery carriers and cooling systems, vehicle monitoring and control systems, battery management systems and vehicle charging system.

Business and Growth Strategy

We have developed a Plug-in Hybrid Electric Vehicle propulsion system for Class 6, 7 and 8 trucks and buses that encompasses proprietary battery and thermal management technology, unique system architecture and modular/scalable configuration. Class 6, 7 and 8 are vehicle weight classifications for most semi-trucks, busses and trailers. Current and prospective customers for our Plug-in Hybrid Electric Vehicle systems include original equipment manufacturers (OEMs), municipalities and private fleet operators.

Through the end of 2007, we delivered five Plug-in Hybrid Electric Vehicles, consisting of two buses and three trucks, to five different customers. In the same timeframe, we also delivered five PHEV kits to two different customers, one being an OEM and the other a retrofitter.

We have developed strategic relationships and strategic partnerships to further our development, marketing, and manufacturing of Plug-in Hybrid Electric Vehicle systems for medium and heavy-duty vehicles. Long Island Power Authority (known as LIPA), the non-profit electric utility serving southeastern New York, has agreed to work with us to promote our Plug-in Hybrid Electric Vehicle technology and to collaborate with us on product demonstrations. ElDorado National, a subsidiary of Thor Industries, Inc., has agreed to supply bus gliders and bodies for the Odyne/LIPA demonstration program and future projects. General Electric supplies induction traction drive motors to us and has worked with us to select induction motors that can meet a range of requirements. Bosch Rexroth provides certain drive systems as well as electric motors/generators to us. EnerSys supplies the lead-acid batteries used in constructing our Plug-in Hybrid Electric Vehicle system. We are also a founding member (and the only founding member company that is not a public utility company) in the Plug-In Partners National Campaign (www.pluginpartners.org), a national grass-roots campaign created to demonstrate the existing market for flexible-fuel Plug-in Hybrid Electric Vehicles. Plug-In Partners members include 24 of the nation’s largest locally-owned and controlled power systems.

We have appointed FAB Industries as an exclusive agent within a defined geographic territory to sell, install and maintain our products into existing vehicles. We have also appointed Creative Bus Sales, Inc. of Chino, California as our exclusive sales agent in a specified territory with respect to the transit bus market. Our agreement with Creative Bus Sales is dependent upon our fielding of a bus to be tested and certified to California Air Resources Board (CARB) standards, which has not yet occurred. Additionally, we have entered into an agreement with Dueco, Inc., a Wisconsin-based manufacturer of aerial lift trucks, to provide proprietary hybrid drive systems optimized for that market. In December 2007, we received a purchase order from Dueco for 25 of our Plug-in Hybrid Electric Vehicle propulsion systems.

Our growth strategy is to continue to expand our range of Plug-in Hybrid Electric Vehicle propulsion systems by tailoring them for use in specific medium and heavy-duty truck and bus applications. We intend to sell Plug-in Hybrid Electric Vehicle power system components to medium and heavy-duty vehicle OEMs and vehicle retrofitters.

Since our inception, we have engaged primarily in research and product development, testing, the establishment of strategic alliances and marketing. Our products are at various stages in the development cycle. We have earned limited revenues to date and have supported our operations primarily through cash flow from product sales, engineering services, development grants and cost-sharing programs and debt and private equity investment.

We were formed in August 2001 and have generated $2,495,801 in revenue, including research and development grants, from inception through June 30, 2008, while incurring an operating loss of $10,792,017 during that period. There is limited operating and financial information to evaluate our historical performance and our future prospects.

We do not know whether or when we will be able to develop efficient, low-cost capabilities and processes that will enable us to produce and sell our products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our products.

About this Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 11,666,666 shares of our common stock by the selling stockholders listed in this prospectus. These shares include 7,499,999 shares of common stock issuable upon exercise of warrants to purchase common stock. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The shares of common stock being offered by this prospectus relate to our March 2008 private placement. In the closing, which took place on March 27, 2008, we completed a private placement to institutional investors of 11,666,666 shares of our common stock at a price per share of $.60, for gross proceeds of $7,000,000. As part of the private placement, the investors were issued warrants to purchase up to a maximum of 11,666,666 shares of our common stock, at an initial exercise price of $.72 per share.

The price per share of the common stock and the exercise price per share of the warrants issued in the private placement were not at a discount to the market price per share, which closed at $.55 per share on March 27, 2008, the closing date of the private placement. For a more detailed discussion regarding our March 2008 private placement, see the discussion under the heading “Selling Stockholders - March 2008 Private Placement.”

The number of shares being offered by this prospectus represents approximately 33.3% of our outstanding shares of common stock as of August 20, 2008.

Corporate Information and History

On October 17, 2006, we completed a “reverse public offering” transaction, in which we became a publicly-traded and reporting company through our merger with a newly-created, wholly-owned subsidiary of Technology Integration Group, Inc., a public company previously engaged in the technology consulting business. Through the merger, the shareholders of our privately-held predecessor, Odyne Corporation (a New York corporation), received a majority of the outstanding shares of Technology Integration Group and its officers and directors assumed similar positions with Technology Integration Group. Immediately following the merger, we changed our corporate name to Odyne Corporation. Concurrently with the closing of the merger and through December 13, 2006, we also completed a private placement to accredited investors, in which we received aggregate gross proceeds of $5,750,000 (including the conversion of our earlier bridge notes). Matrix U.S.A., LLC served as the placement agent in that private placement.

When we refer to “our company,” “we,” “us” or “our,” for periods prior to the closing of the reverse public offering, we are referring to Odyne Corporation (a privately-held New York corporation), and as of the closing of the reverse public offering and thereafter, we are referring to Odyne Corporation, the current publicly-traded and reporting company and the issuer of this prospectus.

Our principal executive offices are located at 89 Cabot Court, Suite L, Hauppauge, New York 11788, and our telephone number is (631) 750-1010. We maintain a corporate website at www.odyne.com. The contents of our website are not part of this prospectus and should not be relied upon with respect to this prospectus.

THE OFFERING

Common stock offered by the selling stockholders:

• Number of shares of common stock	4,166,667 shares

• Number of shares that may be issued upon exercise of warrants	7,499,999 shares

Total	11,666,666 shares

Common stock outstanding	35,070,886 shares (1)

Use of proceeds
We will receive none of the proceeds from the sale of the shares by the selling stockholders, except cash for the warrant exercise price upon exercise of the warrants, which would be used for working capital purposes.

OTC Bulletin Board symbol	ODYC

(1)
As of August 20, 2008. Does not include shares of common stock issuable upon conversion of our series A convertible preferred stock or our 10% senior secured convertible debentures. Also does not include shares of our common stock that are reserved for issuance pursuant to outstanding warrants and stock options.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are still in an early stage of development and have earned limited revenues to date.

We are still an early-stage company. Since our inception, we have engaged primarily in research and product development, testing, the establishment of strategic alliances and marketing. Our products are at various stages in the development cycle. We have earned limited revenues to date and have supported our operations primarily through cash flow from product sales, engineering services, development grants and cost-sharing programs and debt and private equity investment. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with a new business and the development of new products and new technology.

We have a limited operating history, which limits the information available to you to evaluate our business, and have a history of operating losses and uncertain future profitability.

We were formed in August 2001. We have generated $2,495,801 in revenue, including research and development grants, from inception through June 30, 2008, while incurring a net operating loss of $10,792,017 during that period. There is limited operating and financial information to evaluate our historical performance and our future prospects. We face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that we will succeed in addressing any or all of these risks or that our efforts will generate significant revenue or achieve future profitability. The failure to do so would have an adverse effect on our business, financial condition and operating results.

We have no experience manufacturing our products on a large-scale commercial basis and may be unable to do so.

To date, we have focused primarily on research, development and low volume manufacturing and have no experience manufacturing our products on a large-scale commercial basis. Through the end of 2007, we delivered five Plug-in Hybrid Electric Vehicles, consisting of two buses and three trucks, to five different customers. In the same timeframe, we also delivered five PHEV kits to two different customers, one being an OEM and the other a retrofitter. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities could have an adverse effect on our business, financial condition and results of operations. Even if we are successful in developing our manufacturing capabilities and processes, we do not know whether we will do so in time to meet the requirements of our customers.

Because hybrid technology is new and evolving, its future growth or ultimate market size is difficult to predict. Our business will not grow or may grow less rapidly if the use of hybrid technology does not continue to grow.

Our industry is in the early stages of market acceptance of products and related services and is subject to rapid and significant technological change. Because of the new and evolving nature of hybrid technology, it is difficult to predict the size of the market, the rate at which the market for our products and services will grow or be accepted, if at all, or whether emerging technologies will render our services less competitive or obsolete. If the market for our products and services fails to develop or grows less rapidly than anticipated, our business would be significantly impacted.

If our products and services do not achieve market acceptance, we may not achieve our revenue and earnings goals in the time projected, or at all.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business. As a result, the value of your investment could be significantly reduced or completely lost.

Failure of our Plug-in Hybrid Electric Vehicle demonstrations could negatively impact demand for our products.

We are currently demonstrating our Plug-in Hybrid Electric Vehicle system. We may encounter problems and delays during these demonstrations for a number of reasons, including the failure of our technology or the technology of third parties. Many of these potential problems and delays are beyond our control. Any problem or perceived problem with our demonstrations could harm our reputation and impair market acceptance of, and demand for, our products.

Our operating results will be harmed if we are unable to manage and sustain our growth.

Our business is unproven on a large scale and actual operating margins may be less than expected. If we are unable to scale capacity efficiently, we may fail to achieve expected operating margins, which would have an adverse effect on our operating results.

Delays in the development of our Plug-in Hybrid Electric Vehicle technology would have a material impact on our commercialization schedule.

If we experience delays in meeting our development goals or if our products exhibit technical defects or fail to meet cost or performance goals, our commercialization schedule will be delayed. In this event, potential users of our Plug-in Hybrid Electric Vehicle system may resort to alternative technologies. Delays could allow our competitors to gain market advantages. Despite our efforts, we cannot assure you that we will meet our commercialization schedule.

We may need to secure additional funding to complete our product development and commercialization plans, as well as maintain our current operating structure, and we may be unable to raise additional capital.

Our cash requirements depend on numerous factors, including the extent of future research and development activities, our ability to commercialize our products and market acceptance of our products. We expect to devote substantial capital resources to further our research and development initiatives, develop a manufacturing infrastructure, develop manufacturing processes and maintain our current operating structure. We also expect to devote substantial capital resources to expand our marketing and sales activities. Additional funds may be required to achieve commercialization of our Plug-in Hybrid Electric Vehicle system. We may be unable to secure additional funding, or funding on acceptable terms, to pursue our commercialization plans. If adequate funds are unavailable to satisfy either short-term or long-term capital requirements, we may be required to limit our operations in a manner inconsistent with our business plan, which could adversely affect operations in future periods.

If we are unable to obtain grants from the government to fund current and future projects, we may not be able to fund research and development or production, which could materially harm our operating results.

We have received non-refundable development funding from various governmental and/or energy-related agencies, including Long Island Power Authority, the Electric Power Research Institute and the Greater Long Island Clean Cities Coalition. In 2007, we received $12,500 from grants. Several of our current and proposed projects for certain municipalities have been, or are expected to be, funded by such programs. We cannot assure you that we will be able to obtain grants funded by government programs in the future. The loss of existing grants or the failure to earn new grants would harm our ability to fund future research and development and production, which would have an adverse effect on our operating results.

Our products and services may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

Our products and services are new and our business model is evolving. Our products and services depend on the needs of our customers and their desire to utilize hybrid technology. Since the hybrid industry is characterized by evolving technologies, uncertain technology and limited availability of standards, we must respond quickly to new research findings and technological changes affecting our customers. We may not be successful in developing and marketing on a timely and cost-effective basis new or modified products that respond to technological changes, evolving customer requirements and competition.

We may have difficulty managing change in our operations as a result of limited management personnel and resources.

We continue to undergo rapid change in the scope and breadth of our operations as the development of our Plug-in Hybrid Electric Vehicle system advances. Such rapid change is likely to place a significant strain on our senior management team and other resources. We will be required to make significant investments in our engineering, logistics, financial and management information systems and to motivate and effectively manage our employees. Our business, prospects, results of operations and financial condition could be harmed if we encounter difficulties in effectively managing the process of implementing such changes.

If we fail to recruit and retain qualified senior management and other key personnel, we will not be able to execute our business plan.

Our business plan requires us to hire a number of qualified personnel, as well as retain our current key management employees. We must attract leading talent to be able to execute our business strategy. Presently, our senior executive officers are Alan Tannenbaum, Chief Executive Officer, Joshua A. Hauser, President and Chief Operating Officer, Daniel Bartley, Chief Financial Officer, Joseph M. Ambrosio, Executive Vice President - Engineering and Chief Technology Officer, and Konstantinos Sfakianos, our Executive Vice President - Chief Marketing Officer, each of whom possesses special knowledge of our business. The loss of the services of one or more of our senior executives or our inability to find the additional managers we require for any reason could impair our ability to execute our business plan.

If we fail to protect our intellectual property, our current competitive strengths could be eroded and we could lose customers, market share and revenues.

Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products and services from our competitors’ products and services. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

The process of seeking patent, industrial design and trademark protection can be time consuming and expensive. We cannot assure you that patents, industrial design registrations or trademark registrations will issue from currently pending or future applications or any new patents, industrial design registrations or trademark registrations that may be issued will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us. We cannot assure you that any pending or future patent, industrial design or trademark applications will be granted in respect of our technology and business, or that any pending or future patents, industrial design registrations or trademark registrations will not be challenged, invalidated, ignored, circumvented or otherwise rendered unenforceable, or that the rights granted under such patents, industrial design registrations or trademark registrations will provide meaningful protection or competitive advantages to us.

Similarly, we cannot assure you that common law trademark rights, copyright, trade secret and non-disclosure agreements and other contractual provisions will provide meaningful protection or any commercial advantage to us, or that our existing or future common law trademark rights, copyrights, trade secrets and non-disclosure agreements and other contractual provisions will not be challenged, invalidated, ignored, circumvented or otherwise rendered unenforceable, or that the rights arising under our existing or future common law trademark rights, copyrights, trade secrets and non-disclosure agreements and other contractual provisions will provide meaningful protection or any commercial advantage to us.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products and services or obtain and use information that we regard as proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and we cannot assure you that we will be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our products and services do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

In the event that products and services we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and services or obtain a license for the manufacture and/or sale of such products and services. In such event, we cannot assure you that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, we cannot assure you that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if our products and services or proposed products and services are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have an adverse effect on our business.

We face competition from other companies developing hybrid technology.

There are other companies in the hybrid electric area developing technologies. The major automotive manufacturers are targeting passenger vehicles and light-duty vehicles and their technology could potentially be applied to medium-duty and heavy-duty commercial vehicles as well. We cannot assure you that our competitors will not be able to duplicate our technology or provide products and services similar to ours more efficiently. Many of the potential competitors in the market are also organizations with access to significant resources that may be applied to research and development of hybrid electric vehicle and PHEV technologies. Other clean vehicle technologies are also progressing and their arrival may change the relative economics of the technology solutions. Although hybrid technology can potentially improve the efficiency of all technologies in the area, we cannot assure you that we will have a role in new technologies that emerge.

Our business plan includes dependence upon products developed by third parties and our inability to successfully integrate our technology with third parties’ products or secure resources from third parties could adversely affect our business.

To be commercially useful, our technology for hybrid electric vehicles and Plug-in Hybrid Electric Vehicles must, to a certain extent, be integrated into products manufactured by third parties. There are no guarantees that third parties will continue to manufacture appropriate products or, if they do manufacture such products, that they, or the customers who purchase such products, will choose to use our technology. Any integration, design, manufacturing or marketing problems encountered by third parties could adversely affect the market for our control systems technology and our financial results.

Our strategy is to effectively utilize the resources that exist in the automotive sector and, accordingly, our internal resources are focused on core product development and related activities. We substantially depend upon third parties for several critical elements of our business plan, including, but not limited to, product and component manufacturing and assembly, technological development and testing. We cannot assure you that such third parties resources will continue to be suitable, available and affordable or in a position to assist us in achieving our objectives. While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our Plug-in Hybrid Electric Vehicle system, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities that can develop or supply the required components for our products and provide the required distribution and servicing support.

We use a variety of components in our businesses, and significant shortages or price increases could increase operating costs and adversely affect the competitive position of our products.

The major component requirements for our Plug-in Hybrid Electric Vehicle system include batteries, semiconductors and electric drive motors. We utilize off-the-shelf components for each of our major requirements and are not significantly dependent on any one or a few suppliers. Significant shortages of such components could affect the prices we pay for such components, which could adversely affect our results of operations.

Changes in government policies and regulation, including environmental policies, could affect our business.

To date, the markets targeted by us have been influenced by government regulation, including environmental laws, regulations and policies emerging in various parts of the United States. There can be no guarantee that these laws, regulations and policies will not change. Changes in these laws, regulations and policies could result in decreased interest and demand in our target markets for hybrid electric vehicles and Plug-in Hybrid Electric Vehicles. In addition, we cannot assure you that changes in these laws, regulations and policies or their application will not require further expenditures by us to further develop our technology.

A malfunction of our product could subject us to product liability or tort claims.

A malfunction or the inadequate design of our products could result in product liability or other tort claims. Accidents involving our products could lead to personal injury or physical damage. Any liability for damages resulting from malfunctions could be substantial and could materially adversely affect our business and results of operations. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products. This could result in a decline in demand for our products, which would adversely affect our financial condition and results of operations.

We may engage in additional financing that could lead to dilution of existing investors.

We have relied on equity financing, debt financing and governmental funding to carry on our business to date, which has consisted primarily of internal and customer-related product development, the negotiation of strategic alliances and marketing activities. Any future financings by us may result in substantial dilution of the holdings of existing stockholders and could have a negative impact on the market price of our common stock. Furthermore, we cannot assure you that such future financings will be possible.

Risks Related to Our Common Stock

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

A significant number of the shares of our common stock are available for sale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of common stock in the public market could harm the market price of our common stock. As of August 20, 2008, 3,803,459 shares of our common stock are issuable upon the conversion of our series A convertible preferred stock. Up to 12,800,000 shares of common stock will be issuable upon conversion of our 10% senior secured convertible debentures and 23,303,014 shares of common stock are issuable upon exercise of warrants to purchase common stock. Sales of common stock, including those that may be sold pursuant to Rule 144, are likely to have a depressive effect on the market for our common stock.

Our officers and directors have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our executive officers and directors control approximately 22.7% of our outstanding voting securities. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our stockholders.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. You should not buy our stock if you are expecting to receive cash dividends.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Actual results may be materially different than those described herein. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Odyne Corporation
89 Cabot Court, Suite L
Hauppauge, New York 11788
Attention: Mr. Joshua A. Hauser
President and Chief
Operating Officer
(631) 750-1010

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering, except upon the exercise of outstanding warrants. We could receive up to $5,400,000 from the cash exercise price upon exercise of warrants held by selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $50,000.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are currently quoted and listed for trading on the OTC Bulletin Board under the symbol ODYC. Our symbol prior to the closing of our reverse merger transaction on October 17, 2006, was TING. No trades, however, were ever made with respect to shares of Technology Integration Group common stock prior to the merger. As a result, the range of high and low bid information for shares of Technology Integration Group common stock for each full quarterly period within the two most recent fiscal years is not available.

The following table sets forth the high and low closing prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

	Year ended December 31,
	2006		2007		2008
Quarter	High	Low	High	Low	High	Low
First	—	—	$2.40	$1.63	$.75	$.40
Second	—	—	$1.95	$.28	$.77	$.37
Third	—	—	$.40	$.15	—	—
Fourth	—	—	$.70	$.23
Third (through August 18, 2008)			—	—	$.72	$.46
Fourth (beginning on October 18, 2006)	$2.85	$1.60	—	—

On August 18, 2008, the closing price of our common stock, as reported by the OTC Bulletin Board, was $.46 per share.

These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

As of August 20, 2008, there were 35,070,886 shares of our common stock outstanding and approximately 60 holders of record of our common stock. However, we believe that there are significantly more beneficial holders of our common stock as many beneficial holders hold their stock in “street name.”

This prospectus covers 11,666,666 shares of our common stock offered for sale by the selling stockholders, which includes 7,499,999 shares of common stock issuable upon exercise of warrants to purchase common stock.

Dividend Policy

We do not expect to pay a dividend on our common stock in the foreseeable future.  The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Equity Compensation Plan Information

There are 6,000,000 shares of common stock reserved for issuance under our 2006 Equity Incentive Plan. As of December 31, 2007, there are outstanding stock options to purchase 1,675,000 shares of common stock under our 2006 Equity Incentive Plan.

The following table provides information as of December 31, 2007, with respect to the shares of common stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,675,000 (1)	$.55	1,325,000 (2)
Equity compensation plans not approved by security holders	2,400,000 (3)	$.32	—
Total	4,075,000	$.41	1,325,000 (2)

(1)
Does not include stock options to purchase 300,000 shares of our common stock that we granted to Alan Tannenbaum, our Chief Executive Officer, on January 2, 2008, with an exercise price equal to $.71 per share.

(2)	Does not include an additional 3,000,000 shares of our common stock that we reserved for issuance under our 2006 Equity Incentive Plan at our May 2008 stockholders meeting.
(3)	These shares were subsequently approved by our stockholders at our May 2008 stockholders meeting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

Overview

We completed a reverse merger transaction on October 17, 2006, in which we caused PHEV Acquisition Corp., a New York corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Odyne Corporation, a New York corporation (Odyne-New York). Until the merger, we engaged in the business of providing marketing, communications and technical integration advice to small and medium-sized businesses, which we discontinued following the merger and succeeded to the business of Odyne-New York. The directors and management of Odyne-New York thereupon became our directors and management. On October 17, 2006, we changed our corporate name from Technology Integration Group Inc. to Odyne Corporation.

Since our business is that of Odyne-New York only, the information in this prospectus is that of Odyne-New York as if Odyne-New York had been the registrant for all the periods presented in this prospectus. Management’s Discussion and Analysis or Plan of Operation and the audited consolidated financial statements include those of Odyne-New York prior to the reverse merger, as these provide the most relevant information about us on a continuing basis.

For accounting purposes, Odyne-New York was the acquirer in the reverse merger transaction, and consequently the transaction is treated as a recapitalization of that company. Odyne-New York’s financial statements are our historical financial statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included in this prospectus.

Results of Operations - Six Months ended June 30, 2008 Compared to Six Months ended June 30, 2007

Revenues

Total revenues were $419,014 and $322,056 for the six months ended June 30, 2008 and 2007, respectively, an increase of $96,958, or 30%. During the six months ended June 30 2008, revenue was provided primarily by the sale of commercialized PHEV production systems. We did not deliver any PHEV production systems during the six months ended June 30, 2007. For the six months ended June 30, 2008 and 2007, revenue generated from long-term fixed price contracts was $39,268 and $322,056, respectively. The change in composition of our revenue reflects a shift in our emphasis from long-term prototype projects to the manufacture and delivery production systems.

Cost of Revenues

Cost of revenues for the six months ended June 30, 2008 and 2007 were $976,845 and $585,036, respectively, an increase of $391,809, or 67%. We had a gross loss on revenues of $557,831 compared to a gross loss on revenues of $262,980 for the six months ended June 30, 2008 and 2007, respectively. Cost of revenues for the six months ended June 30, 2008 included direct costs in the amount of $712,871 and other costs, including allocated general and administrative expenses, of $263,974. Cost of revenues for the six months ended June 30, 2007 included direct costs in the amount of $462,895 and other costs, including allocated general and administrative expenses, of $122,051.

Research and Development Expenses

Research and development expenses were $780,401 and $879,234 for the six months ended June 30, 2008 and 2007, respectively, a decrease of $98,833, or 11%. This decrease resulted from a shift in some of our resources, primarily labor and material cost, from research and development to improvements in our production capabilities.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2008 and 2007 were $1,426,090 and $982,870, respectively, an increase of $443,220, or 45%. This increase includes $144,792 in amortization of deferred finance cost, $154,774 in salaries associated with the hiring of additional staff and $117,519 in sales, marketing and promotional activities.

Other Income and Expense

Interest income was $28,505 and $43,608 for the six months ended June 30, 2008 and 2007, respectively. Interest expense was $631,890 and $1,027 for the six months ended June 30, 2008 and 2007, respectively. The increase in interest expense includes amortization of a discount on convertible debentures in the amount of $468,050 and interest on our convertible debentures of $159,562.

Results of Operations - Year ended December 31, 2007 Compared to Year ended December 31, 2006

Revenues

We engage in two primary sources of revenue generating activities, revenues from fixed-price contracts and revenue from time and material contracts. Total revenues were $610,945 and $242,945 for the years ended December 31, 2007 and 2006, respectively, an increase of $368,000, or 151%. During the year ended December 31, 2007, we delivered our first commercialized OEM PHEV production system.

Cost of Revenues

Cost of revenues for the years ended December 31, 2007 and 2006 were $1,207,080 and $410,213, respectively, an increase of $796,867, or 194%. We had a gross loss on revenues of $596,135 compared to gross loss on revenues of $167,268 for the years ended December 31, 2007 and 2006, respectively. Cost of revenues for the year ended December 31, 2007 included direct costs in the amount of $895,964, other costs, including allocated general and administrative expenses, of $268,116 and the establishment of warranty reserves of $43,000. Cost of revenues for the year ended December 31, 2006 included direct costs in the amount of $370,361 and other costs, including allocated general and administrative expenses, of $39,852. We did not record any reserve for warranty during the year ended December 31, 2006.

Research and Development Expense

Research and development expenses were $1,573,594 and $755,429 for the years ended December 31, 2007 and 2006, respectively, an increase of $818,165, or 108%. This increased spending, primarily labor and material cost, was incurred to further develop our PHEV technology that is incorporated into our products. This increase represents a planned application of private placement funds.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2007 and 2006 were $1,922,244 and $758,283, respectively, an increase of $1,163,961, or 153%. This includes the following increases: $445,366 in professional fees associated with becoming a publicly traded company, $169,603 in salaries associated with the hiring of additional staff, $144,187 in sales, marketing and promotional activities, $140,000 in allowances for uncollectible accounts, $93,930 in payroll benefits including option grants, $57,410 in depreciation expense, $17,342 in insurance associated with increased general liability and directors and officers coverage and $96,123 of other cost associated with our expanded operational activities.

Other Income and Expense

Interest income was $62,878 and $14,610 the years ended December 31, 2007 and 2006, respectively. This increase resulted from interest earned on the funds we received in connection with our two private placements. Interest expense was $232,995 and $343,598 for the years ended December 31, 2007 and 2006, respectively.

Liquidity and Capital Resources

Our net loss amounted to $3,367,707 for the six months ended June 30, 2008 and our accumulated deficit amounted to $11,470,874 at June 30, 2008. We used $2,745,374 of cash in our operating activities during the six months ended June 30, 2008. As of June 30, 2008, we have $2,628,424 of working capital available to fund our operations which assumes payment, in cash of our $3,200,000 of convertible debentures which are due on April 26, 2009.

On March 27, 2008, we completed a private placement to institutional accredited investors, pursuant to the terms of a securities purchase agreement. We received $7,000,000 and $6,303,735 in gross and net proceeds, respectively, in connection with this private placement. Under the terms of the agreement, we sold 11,666,667 shares of our common stock at $.60 per share to accredited private investors (the “Investors”). As part of this transaction, the Investors also received warrants to purchase 11,666,667 shares of our common stock at $.72 per share.

We believe that we may not have sufficient capital resources to sustain our operations through June 30, 2009. We must obtain additional capital and increase revenue in order to ensure we have the capital resources we need to pursue our business plan. If we are unable to obtain additional capital, we will have to implement a cost cutting plan, reduce the size of our operating structure, and/ or sell assets to conserve our liquidity. Although the completion of our March 2008 private placement substantially improved our overall liquidity, we must still devote substantially all of our capital resources to our research and development activities, developing our manufacturing infrastructure and penetrating possible markets for our PHEV propulsion system. We will need to raise additional funds to achieve commercialization of our PHEV system and continue the pursuit of our business plan. We also cannot provide any assurance that we will ultimately be successful in our efforts to commercialize our PHEV propulsion system.

Net Cash Used in Operating Activities: Net cash used in operating activities totaled $2,745,374 for the six months ended June 30, 2008 as compared to net cash used in operating activities of $2,191,491 for the six months ended June 30, 2007. During the six months ended June 30, 2008, the major components of cash used in operating activities included our net loss from operations of $3,367,707, an increase in our level of inventory and accounts receivable of $65,254 and $113,850, respectively, and a decrease in our customer deposits of $74,956. Items that had a favorable impact on cash used in operating activities during the six months ended June 30, 2008 included an increase in our accounts payable of $74,538 and a charge for non-cash interest in the amount of $468,050. The net cash used in operating activities of $2,191,491 for the six months ended June 30, 2007 resulted primarily from our net loss from operations of $2,082,503. Other significant components of cash used in operating activities included an increase in the level of our inventory of $151,319 and an increase our accounts receivable by $174,500. Items that had a favorable impact on cash used in operating activities during the six months ended June 30, 2007 included a reduction in restricted cash of $146,969 and a decrease in prepaid expenses of $49,636.

Net Cash Used in Investing Activities: We invested $41,222 in property and equipment during the six months ended June 30, 2008 as compared to $47,970 invested in property and equipment during the six months ended June 30, 2007.

Net Cash Provided by Financing Activities: Net cash provided by financing activities during the six months ended June 30, 2008 included $6,303,735 of net proceeds we received from the sale of 11,666,666 shares of our common stock and the payment of capital lease obligations in the amount of $2,118. Net cash used in financing activities during the six months ended June 30, 2007 included the payment capital lease obligations of $3,653 and the receipt of development funding subject to repayment in the amount of $3,642.

On March 30, 2006, we signed a research and development contract extension with NYSERDA to develop and install a PHEV system into a refuse vehicle provided by a third party. Our obligation under this agreement is to design and install the system and to provide NYSERDA with regular status reports. NYSERDA will provide funding up to an additional $161,046 for this effort. As of June 30, 2008, we had not obtained a refuse vehicle from the third party and have not incurred any costs related to this contract extension.

On January 23, 2008, we signed a cost sharing agreement with NYSERDA to develop test fixtures and procedures to be used in connection with our production activities. Under the terms of the agreement, NYSERDA will reimburse our company for approximately fifty percent of the cost, including labor, materials and overhead, incurred in connection with this project. The total amount of funds available from NYSERDA for this project is $534,590. For the six months ended June 30, 2008, we incurred $159,330 of costs in connection with this agreement for which we recorded a receivable in the amount of $78,848.

Impact of Inflation

We expect to be able to pass inflationary increases for raw materials and other costs on to our customers through price increases, as required, and do not expect inflation to be a significant factor in our business.

Seasonality

Although our operating history is limited, we do not believe our products are seasonal.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosures of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, recording revenue and cost and cost of sales under production contracts using the percentage of completion method, establishing loss reserves of contracts in progress when necessary, equity transactions (compensatory and financing), and allocating costs among different cost centers and departments within our company. We have adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the composition of our products and the regulatory environment. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements are as follows:

Revenue Recognition. We derive a significant portion of our revenues from production contracts that we account for using the percentage of completion method. Accordingly, we make estimates of costs to complete these contracts that we us a basis for recording revenue.

We apply the revenue recognition principles set forth under American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 81-2 “Accounting for Production Type Contracts” and Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition” with respect to our revenue.

Income Taxes. We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities, as a result of these differences, are reflected on our balance sheet for temporary differences, loss and credit carry forwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that our management must make as to our results in future periods. The outcome of events could differ over time which would require us to make changes in our valuation allowance.

  Stock-Based Compensation We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share Based Payment” (“SFAS 123(R)”). This statement is a revision of SFAS No. 123, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, and its related implementation guidance. SFAS 123(R) addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), SBP awards are measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and results in a charge to operations.

We are also required to apply complex accounting principles with respect to accounting for financing transactions that we have consummated in order to finance the growth of our business. These transactions, which generally consist of convertible debt and equity instruments, require us to use significant judgment in order to assess the fair values of these instruments at their dates of issuance, which is critical to making a reasonable presentation of our financing costs and how we finance our business.

Recently-Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued Staff Position (“FSP”) No. 157-2 which delays the effective date of SFAS 157 one year for all nonfinancial assets and nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis. In accordance with FSP 157-2, we are currently evaluating this impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159, which was effective for fiscal years beginning after November 15, 2007, had no impact on our financial statements.

In June 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123(R) and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”), and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS 141(R) and SFAS 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. There is no impact on us of the pending adoption of SFAS 141(R) and SFAS 160 on the consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP No. 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. There is no impact on us of the pending adoption of FSP No. 142-3 on the consolidated financial statements.

In June 2008, the FASB ratified the consensus reached on EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” EITF 07-05 is effective for financial statement issued for fiscal years beginning after December 15, 2008. Early adoption for an existing instrument is not permitted. We are currently evaluating the impact of the pending adoption of EITF 07-05 on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

BUSINESS

Overview of Our Business

We are a clean technology company that develops and manufactures propulsion systems for advanced Plug-in Hybrid Electric Vehicles for medium and heavy-duty trucks and buses by integrating our proprietary electric power conversion, electric power control and energy storage systems with a range of off-the-shelf components including electric motors and storage batteries. Our Plug-in Hybrid Electric Vehicle systems are either series or parallel configuration hybrids that are optimized for different applications. Our environmentally friendly and cost-effective Plug-in Hybrid Electric Vehicle systems allow vehicles to operate at lower costs and with lower vehicle emissions.

Alternatively Fueled Vehicles

General

We compete in the alternatively fueled vehicles market. Alternatively fueled vehicles include various types of vehicles that utilize electric and hybrid electric technology, hydrogen fuel cell technology, compressed natural gas, biodiesel, ethanol, propane and liquefied natural gas, or a combination of these technologies and fuels. There are more than 1,500,000 on-road alternatively fueled vehicles of all vehicle classes in use in the United States today, growing 9.3% per year since 1995. Each year in North America, an estimated 500,000 new medium and heavy-duty trucks and buses are sold, each with an estimated average life of ten years.

Electric and Hybrid Electric Vehicles

Electric vehicles and hybrid electric vehicles have emerged as a revolutionary solution for improved fuel efficiency and reduced vehicle emissions. Electric vehicles operate solely on electric power. Hybrid electric vehicles are capable of operating on both electricity and a conventional or alternative power source.

Plug-in Hybrid Electric Vehicles

Plug-in Hybrid Electric Vehicles are powered both by battery power and a conventional or alternative fuel source and with power taken from a power grid. This reduces the amount of conventional or alternative fuel required to operate a Plug-in Hybrid Electric Vehicle when compared to a hybrid electric vehicle. Our technology can be deployed in electric vehicles, hybrid electric vehicles and Plug-in Hybrid Electric Vehicles. Any vehicle, whether it operates on diesel, gasoline or an alternative fuel source, can be made a Plug-in Hybrid Electric Vehicle. Plug-in Hybrid Electric Vehicles are therefore known as being fuel agnostic. A Plug-in Hybrid Electric Vehicle consumes less fuel, requires less maintenance and typically has a longer lifespan than conventional gas-powered vehicles.

We estimate the addressable market for our Plug-in Hybrid Electric Vehicle systems in newly-manufactured vehicles, which excludes vehicles that may be retrofitted with our Plug-in Hybrid Electric Vehicle systems, to be approximately $1.8 billion per year. This assumes modest growth in the number of medium and heavy-duty trucks and buses and 10% adoption of hybrid electric power at an estimated cost of $25,000 to $30,000 per vehicle. This cost target will not be achieved without substantial unit volume production of hybrid power trains. Several factors are driving accelerating demand in this market: (i) economic and political instability in many of the world’s largest oil producing countries placing increasing pressures on fuel costs, (ii) attempts to reduce the United States’ dependence on foreign oil by displacing imported petroleum with electricity generated from domestic fuels and (iii) increasingly stringent emissions standards. In addition, initiatives by the federal government, including the Energy Policy Act of 2005 and the Clean Efficient Automobiles Resulting from Advanced Technologies Act of 2003 support the development and use of clean technologies. Hybrid electric propulsion offers a highly attractive, affordable and user-friendly solution.

Odyne’s Value Proposition

Our Plug-in Hybrid Electric Vehicle solution offers several advantages to stand-alone alternatively fueled vehicles and vehicles powered by conventional internal combustion engines, including lower vehicle emissions and lower operating costs through greater fuel efficiency and lower maintenance costs. Our Plug-in Hybrid Electric Vehicle system integrates off-the-shelf products, advanced control systems and our modular, build-to-order propulsion system. This combination allows our Plug-in Hybrid Electric Vehicle system to be competitively priced while retaining the flexibility to build to customer specifications and enabling later modifications to extend the life of a vehicle and meet evolving customer needs. The Plug-in Hybrid Electric Vehicle can be recharged overnight by plugging into a high-capacity 220-volt electrical outlet.

To protect the value of our Plug-in Hybrid Electric Vehicle system, we have filed patent applications to cover our vehicular battery carriers and cooling systems, vehicle monitoring and control systems, battery management systems and vehicle charging system.

Business and Growth Strategy

We have developed a Plug-in Hybrid Electric Vehicle propulsion system for Class 6, 7 and 8 trucks and buses that encompasses proprietary battery and thermal management technology, unique system architecture and modular/scalable configuration. Class 6, 7 and 8 are vehicle weight classifications for most semi-trucks, busses and trailers. Current and prospective customers for our Plug-in Hybrid Electric Vehicle system include original equipment manufacturers (OEMs), municipalities and private fleet operators.

Through the end of 2007, we delivered five Plug-in Hybrid Electric Vehicles, consisting of two buses and three trucks, to five different customers. In the same timeframe, we also delivered five PHEV kits to two different customers, one being an OEM and the other a retrofitter.

We have developed strategic relationships and strategic partnerships to further our development, marketing, and manufacturing of Plug-in Hybrid Electric Vehicle systems for medium and heavy-duty vehicles. Long Island Power Authority (known as LIPA), the non-profit electric utility serving southeastern New York, has agreed to work with us to promote our Plug-in Hybrid Electric Vehicle technology and to collaborate with us on product demonstrations. ElDorado National, a subsidiary of Thor Industries, Inc., has agreed to supply bus gliders and bodies for the Odyne/LIPA demonstration program and future projects. General Electric supplies induction traction drive motors to us and has worked with us to select induction motors that can meet a range of requirements. Bosch Rexroth provides certain drive systems as well as electric motors/generators to us. EnerSys supplies the lead-acid batteries used in constructing our Plug-in Hybrid Electric Vehicle system. We are also a founding member (and the only founding member company that is not a public utility company) in the Plug-In Partners National Campaign (www.pluginpartners.org), a national grass-roots campaign created to demonstrate the existing market for flexible-fuel Plug-in Hybrid Electric Vehicles. Plug-In Partners members include 24 of the nation’s largest locally-owned and controlled power systems. We have appointed FAB Industries as an exclusive agent within a defined geographic territory to sell, install and maintain our products into existing vehicles. We have also appointed Creative Bus Sales, Inc. of Chino, California as our exclusive sales agent in a specified territory with respect to the transit bus market. Additionally, we have entered into an agreement with Dueco, Inc., a Wisconsin-based manufacturer of aerial lift trucks, to provide proprietary hybrid drive systems optimized for that market. In December 2007, we received a purchase order from Dueco for 25 of our Plug-in Hybrid Electric Vehicle propulsion systems.

Our growth strategy is to continue to expand our range of Plug-in Hybrid Electric Vehicle propulsion systems by tailoring them for use in specific medium and heavy-duty truck and bus applications. We intend to sell Plug-in Hybrid Electric Vehicle power system components to medium and heavy-duty OEMs and vehicle retrofitters.

Industry Background and Trends

Overview

The United States faces major challenges in meeting the ever-increasing demand for transportation goods and services while striving to minimize adverse energy, environmental and economic impacts. More efficient vehicles are imperative to meeting these challenges.

New emissions standards are forcing current diesel engine and vehicle manufacturers to consider complete engine redesigns that utilize alternative transportation fuels. New legislation, coupled with rising fuel and labor costs, resulted in the accelerated development of the alternative fuel industry. The alternative fuel industry can be segmented by fuel type, application and vehicle class, as shown in the diagram below.

Alternative Transportation Fuel Industry Segmentation

Alternative Transportation Fuels	Applications	Vehicles
Liquefied petroleum gas Compressed natural gas Alcohols in blends containing at least 85% alcohol Hydrogen Electricity 100% biodiesel	Alternatively fueled vehicle suppliers Alternative transportation fuel suppliers Alternatively fueled vehicle technologies and components	Automobiles Vans & minivans Light-duty trucks Medium-duty trucks Heavy-duty trucks Buses Other

We compete in the alternatively fueled vehicles market. Alternatively fueled vehicles include various types of vehicles that utilize electric and hybrid electric technology, hydrogen fuel cell technology, compressed natural gas, biodiesel, ethanol, propane and liquefied natural gas, or a combination of these technologies and fuels. According to publicly available industry sources, there are more than 1,500,000 on-road alternatively fueled vehicles in use in the United States today.

Electric and Hybrid Electric Vehicles

Electric vehicles and hybrid electric vehicles, or HEVs, have emerged as an appealing solution for improved fuel efficiency and reduced vehicle emissions. Electric vehicles operate solely on electric power. Hybrid electric vehicles are capable of operating on both electricity and a conventional or alternative power source, such as diesel fuel. According to estimates of the Energy Information Administration of the U.S. Department of Energy, automakers will sell approximately 1.1 million hybrid electric vehicles in 2015.

Plug-in Hybrid Electric Vehicles

Plug-in Hybrid Electric Vehicles, or PHEVs, are powered both by battery power and a conventional or alternative fuel source and with power taken from a power grid. Any vehicle, whether it operates on diesel, gasoline or an alternative fuel source, can be made a PHEV. PHEVs are therefore known as being fuel agnostic. By “hybridizing” a vehicle, the fuel efficiency of that vehicle is improved. By requiring less fuel to perform the same tasks, operating costs and environmental emissions are reduced. Moreover, a PHEV vehicle requires less maintenance and typically has a longer lifespan than conventional gas-powered vehicles.

Several factors are driving accelerating demand in the alternatively fueled vehicle market: (i) economic and political instability in many of the world’s largest oil producing countries placing increasing pressures on fuel costs, (ii) attempts to reduce the United States’ dependence on foreign oil by displacing imported petroleum with electricity generated from domestic fuels and (iii) increasingly stringent emissions standards. In addition, initiatives by the United States federal government, including the Energy Policy Act of 2005 and the Clean Efficient Automobiles Resulting from Advanced Technologies Act (“CLEAR”) of 2003, support the development and use of clean technologies. Hybrid electric propulsion offers a highly attractive, affordable and user-friendly solution.

The propulsion system of a conventional vehicle consists of an internal combustion engine, a transmission and a differential that delivers power to the drive wheels. The drive wheels may be the front wheels, the rear wheels or both. The transmission changes the ratio of the revolutions per minute, or rpm, of the internal combustion engine to the rpm of the drive wheels in order to operate the internal combustion engine at its most efficient operating rpm. The internal combustion engine must be sized to be able to meet peak power requirements; the peak power requirement is considerably higher than the average power requirement. We design hybrid propulsion systems for medium-duty and heavy-duty trucks and buses where the peak power requirements are four to five times higher than the average power requirements.

The engine configuration and the braking system differentiate a PHEV propulsion system from conventional propulsion systems. In a PHEV propulsion system, the internal combustion engine operates in conjunction with an electric energy storage system and an electric motor to deliver power to the drive wheels. The efficiency of an electric motor at low rpm is superior to that of an internal combustion engine. To the extent that the electric motor is delivering power to the drive wheels at low speeds, this efficiency differential results in improved fuel efficiency.

The energy storage system also receives power from a PHEV’s braking system. The braking system of a conventional vehicle relies on friction between the brake elements to convert kinetic energy of the vehicle to heat, which then dissipates into the air and is wasted. The braking system in a PHEV operates the same as a conventional vehicle, but the electronics in a PHEV convert much of the kinetic energy back into electric power that is then stored for future use. This concept is called regenerative braking.

In most of the currently available HEVs, the internal combustion engine is the only source of power. In our PHEV configuration, the operator is able to supplement power from the internal combustion engine with electric power from a power grid by periodically plugging the vehicle in during times that it is not in use. This “Plug-in HEV” capability allows the use of electric power that is considerably less expensive than diesel fuel per mile.

In the United States today, much of the vehicular fuel, gasoline or diesel oil is imported. Most electricity is generated from domestic fuels. Thus, supplementing the diesel fuel with “Plug-in HEV” electric power contributes to national energy independence. From a systemic emissions perspective, the use of this “grid fuel” is cleaner than using the liquid fuel carried in the vehicle.

PHEV Advantages

We believe hybrid propulsion lowers the operating costs of vehicles because of:

Greater Fuel Efficiency/Lower Emissions. PHEVs are more fuel efficient than conventional internal combustion engine vehicles, as well as any stand-alone alternatively fueled vehicle. The result is that a PHEV uses less fuel with lower vehicle emissions. Improvements in fuel efficiency and vehicle emissions will vary based on the application; however, we estimate that when the power system in a typical transit bus application is changed from conventional diesel to HEV, fuel consumption and vehicle emissions will be reduced 30% to 50%.

PHEVs enhance the efficiency of internal combustion engines regardless of the type of fuel used, which we believe makes them more advantageous than other alternatively fueled vehicles without a hybrid system. A PHEV system can be coupled with an engine operating on gasoline, diesel fuel or any alternative fuel. For fleet operators who have already adopted some form of alternatively fueled vehicle, we believe a hybrid electric system will further enhance the fuel efficiency of that alternatively fueled vehicle and lower its operating costs.

Moreover, the fuel efficiency of a PHEV can be further enhanced by recharging the energy storage battery from utility power when the vehicle is not in operation, thereby substituting power from an electric grid for fuel and reducing the overall fuel consumption of the vehicle.

Less Maintenance. We believe a PHEV has lower operating costs, and requires less maintenance than a conventional vehicle. Any HEV, whether it has a series or parallel architecture, requires less brake maintenance due to regenerative braking. When the brakes are applied in a conventional vehicle, the kinetic energy of the vehicle is converted to thermal energy (heat) as the temperature of the brake pads is raised. This wasted energy raises the operating temperature of the brakes, accelerating their wear-out and increasing the associated maintenance costs. In a PHEV, much of the kinetic energy of the vehicle is converted back into electricity and stored in the energy storage battery. This saves both brake maintenance and fuel. We believe that the more braking there is in the particular application, the greater the potential savings. Further, in a series PHEV, there is no transmission, thus saving the costs to maintain and service this component in a conventional vehicle.

The Odyne Solution

Our PHEV solution offers the advantages of a typical hybrid propulsion system, including lower vehicle emissions and lower operating costs through greater fuel efficiency and lower maintenance requirements. Our system provides additional benefits that are not achieved with the use of other hybrid electric bus and truck propulsion systems.

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Lower costs. Our system is designed with a larger battery storage device, which allows for a smaller auxiliary power unit engine that is less expensive. Also, the engine in our series PHEV operates at a fixed rpm, which enhances the vehicle’s efficiency and resiliency.

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Electric-only operation. We offer a series hybrid propulsion system architecture, which enables operation in electric-only mode as well as in hybrid-electric mode. Operating in electric-only mode lowers vehicle emissions further and enables operation in compliance with a “zero emission” standard where mandated or desirable.

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Plug-in capability. The “Plug-in HEV” capability of our system allows operators to use grid electric power as a supplement to the normal vehicle fuel. Grid electric power is significantly less expensive per mile than diesel fuel and is primarily generated from domestic fuels.

We integrate off-the-shelf products, advanced control systems and our modular, build-to-order propulsion system to build our PHEV system. Our modular configuration can be optimized and modified to meet a customer’s changing needs over time. This modular configuration utilizes off-the-shelf components (such as electric motors, batteries, bus bodies, and chassis), proprietary technologies and components procured through strategic alliances. Accordingly, our PHEV system can be:

•	optimized to meet specific customer requirements,

•	easily modified as requirements change to extend the life of the vehicle,

•	rapidly serviced because individual components can be swapped out,

•	highly scalable because the same components work with all types of engines, regardless of their fuel source, and

•	flexibly configured to maximize energy storage and power production with the smallest number of components.

Business and Growth Strategy

Products

We provide series and parallel propulsion systems consisting of a control area network, appropriate driver interface controls and a selection of other major components.

Series Versus Parallel Architecture

HEVs are currently designed with either series or parallel architectures. A series system configuration is better suited to operate in an “all-electric-mode” and/or “hybrid-mode.” Parallel hybrid technology is successfully being deployed in smaller passenger vehicles and heavy-duty vehicles (such as long-haul buses and trucks) where a larger percentage of travel may be highway driving.

In a series device, there is no direct connection between the internal combustion engine and the drive wheels. The internal combustion engine drives a generator-charger system to keep the energy storage system charged to the appropriate levels. The electric motor is connected directly to the rear wheels through the differential. There is no transmission. In a parallel system, the internal combustion engine is connected through a transmission to the drive wheels. The internal combustion engine also drives a generator-charger to maintain the energy storage system. The electric motor is also connected to the drive wheels through a parallel transmission.

Comparison of HEV Architecture

	Series Architecture	Parallel Architecture
Capacity of Electric Motor	Peak Drive Requirement	Lower
Transmission	None	Complex
Internal combustion engine rpm	Fixed	Variable
All-Electric Operation	Yes	No

Modular Configuration

Our propulsion system consists of both proprietary Odyne designed and manufactured modules, and commercial off-the-shelf products. The ability to “mix and match” these components allows a system to be optimized for a particular driving profile and to be modified to meet a customer’s changing needs over time. In addition, the component/modular configuration allows for scalable manufacturing and purchasing of components to achieve attractive gross margins.

Fuel Agnostic

Our configurable and scalable propulsion system products are available for a variety of heavy-duty bus and truck fleet operations in either all-electric configurations producing zero emissions, or in hybrid-electric configurations with very low emissions. During the vehicle’s usable life, the fleet operator can reconfigure the vehicle to all-electric or hybrid operation at any time. Since our hybrid propulsion system is fuel agnostic, Odyne-powered hybrid vehicles are able to use any fuel by simply selecting the appropriate generator module.

Growth Strategy

Our growth strategy is to continue to expand our range of Plug-in Hybrid Electric Vehicle propulsion systems by tailoring them for use in specific medium and heavy-duty truck and bus applications. We intend to sell Plug-in Hybrid Electric Vehicle power system components to medium and heavy-duty vehicle OEMs and vehicle retrofitters. We spent $780,401 in the first half of 2008 and $1,573,594 in 2007 on research and development activities.

Strategic Partnerships and Strategic Relationships

We have developed strategic relationships and strategic partnerships to further the development and manufacturing of our PHEV system for medium- and heavy-duty vehicles.

Long Island Power Authority. Long Island Power Authority, the electric utility serving southeastern New York, has agreed to work with us to promote our PHEV technology and to collaborate with us on product demonstrations. Long Island Power Authority has a history of vehicle demonstrations programs, which involves the loan of vehicles to various private and public organizations and companies for the purpose of having a typical operator evaluate and validate electric vehicle and PHEV technology, and to familiarize users with the practical applications of electric vehicles. Long Island Power Authority is currently in discussions with Long Island Bus/Metropolitan Transportation Authority (MTA) to provide it with an Odyne-equipped PHEV transit bus, which will be demonstrated on the streets of Nassau County on a daily basis in regular service.

Through the Electric Power Research Institute, Long Island Power Authority is participating in the Global Grid Connected Vehicle Project, as well as a variety of other electric vehicle programs. In addition, Long Island Power Authority has played an important role by supporting the Ford THINK Program in the Long Island counties of Suffolk and Nassau. Long Island Power Authority is a founding member of the Plug-In Partners National Campaign.

ElDorado National. ElDorado National, a subsidiary of Thor Industries, Inc., has verbally agreed to supply bus gliders and bodies for a Long Island Power Authority/Odyne pre-production demonstration program and future projects. After the successful demonstration of our PHEV hybrid bus, we intend to develop a long-term relationship with ElDorado, initially for the supply of bus gliders and bodies by ElDorado to us and subsequently for the purchase of our propulsion components by ElDorado for its continued/ongoing bus production.

General Electric. General Electric supplies us with AC induction traction drive motors. General Electric has worked with us to select induction motors that can meet the requirements of a range of vehicles in a wide variety of applications and terrain. The motors selected by us and General Electric have extensive use in industrial and traction applications worldwide.

Bosch Rexroth Corporation. Bosch supplies us with generators, motors and drives that are used in a range of vehicles that are currently being deployed. In 2007, we entered into an agreement with Bosch Rexroth providing for us to purchase certain motors from Bosch at a price to be maintained for one year. In addition, the agreement provides for engineering and marketing cooperation.

Plug-In Partners National Campaign. We are a founding member (and the only founding member that is not a public utility company) in the Plug-In Partners National Campaign, a national grass-roots campaign created to demonstrate the existing market for flexible-fuel PHEVs. Plug-In Partners includes 24 of the nation’s largest locally-owned and controlled power systems.

New York State Energy Research and Development Authority. The New York State Energy Research and Development Authority is a public benefit corporation created in 1975 by the New York State Legislature. Approximately 400 New York State Energy Research and Development Authority research projects help the State of New York’s businesses and municipalities with their energy and environmental problems. Since 1990, New York State Energy Research and Development Authority has successfully developed and brought into use more than 170 innovative, energy-efficient and environmentally beneficial products, processes and services. We have received funding to offset some of the research and development costs incurred in the development of a PHEV propulsion system for a mid-size bus. We intend to continue to work with New York State Energy Research and Development Authority to further develop and refine our technology.

EnerSys. EnerSys currently supplies a majority of the advanced lead-acid batteries used in constructing our PHEV system.

Sales and Marketing

Sales

Through the end of 2007, we delivered five Plug-in Hybrid Electric Vehicles, consisting of two buses and three trucks, to five different customers. In the same timeframe, we also delivered five PHEV kits to two different customers, one being an OEM and the other a retrofitter. We have an agreement with Dueco Inc., a Wisconsin-based manufacturer of aerial “bucket” trucks used by utilities and telecom companies, to supply them with PHEV systems optimized for this application. In December 2007, we received an order from Dueco for 25 systems to be delivered before the end of 2008. We have commenced shipping systems under that order.

Marketing

There is currently demand from municipal fleet managers for fuel-efficient HEVs. However, based on initial demand and corresponding production costs, PHEVs are likely to cost almost twice the amount of conventional vehicles. As a result, to induce municipal fleet managers and other potential PHEV purchasers to convert to PHEVs, the U.S. government has created funding programs that provide purchasers with incentives to cover 80% of the incremental costs associated with the procurement of PHEVs.

We are implementing a two-step sales and marketing strategy for our PHEV systems. First, we plan to directly target municipal fleet owners for the sale of PHEV trucks and buses, which will be developed in conjunction with strategic partners. Longer-term, however, we plan to focus on becoming a leading provider of PHEV power system components to medium and heavy-duty truck and bus original equipment manufacturers.

The long-term sales strategy for the power system components will be to sell PHEV propulsion kits that consist of Odyne designed and manufactured components and standard components manufactured by others directly to vehicle manufacturers and integrators. The components manufactured by others include storage batteries, electric drive motors and the engine and generator in the auxiliary power unit. Our components and software will be matched to these external components and the vehicle driving profile to achieve optimum performance.

Sales efforts will be focused on two areas. First, our management will interface with fleet managers, both municipal and private, to increase their awareness of the benefits and availability of our PHEV technology. These efforts will be focused in the Northeast, because that is where our offices are located, and California, because of the state’s aggressive posture toward environmental issues.

Second, we will use direct sales resources as well as vehicle power train distributors to sell original equipment manufacturer PHEV power trains to vehicle manufacturers and up-fitters. Resources will be required to fund the application support, sales personnel, advertising and documentation required for our sales initiative.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products.  To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.  It is our policy to require employees and consultants to execute confidentiality agreements and invention assignment agreements upon the commencement of their relationship with us.  These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

We have filed five utility patent applications with the U.S. Patent & Trademark Office, or PTO, related to our technology. One application, relating to an air-cooled battery enclosure, was approved by the PTO and U.S. Patent No. 7,323,272 was issued on January 29, 2008. Another application, relating to a liquid-cooled battery enclosure (U.S. Patent Reference No. 11/312,803), was approved by the PTO in June 2008. The other three utility patent applications have not yet been reviewed by the PTO.  We cannot assure you that patents will issue from the PTO on any of these patent applications that are in process to be reviewed by the PTO.

Competition

We are targeting our product development for use in Class 6, 7 and 8 medium- and heavy-duty trucks and buses. Competition in the hybrid power sector remains somewhat fragmented, with three different classes of competitors participating in this space: vehicle manufacturers, component suppliers and systems companies. Nonetheless, competition has increased recently, and we expect this trend to continue as the demand for these products increases. We are a systems company offering a full range of components required for hybrid-electric vehicles. We believe we are the only company offering PHEV technology within our target market. Below is a brief summary of some of the other companies active in the industry.

Several vehicle manufactures have announced their intention to produce new HEV passenger cars and light trucks including Toyota, Honda, Ford, Chrysler and General Motors. Most of these producers are focusing on the automotive retail market and the broader passenger vehicle platforms that it includes. Some of these producers, including General Motors, are also large vehicle manufacturers and are focusing on heavy-duty transit bus applications. Most vehicle manufacturers are not in direct competition with our PHEV technology.

In addition to vehicle manufacturers, there are several competitors that offer either hybrid systems or hybrid system components to original equipment manufacturers. Among those competitors are public companies such as Eaton Corporation, Azure Dynamics Inc. and Enova Systems Inc. as well as ISE Research Corporation, a private company

We believe that we are distinct in our approach of offering original equipment manufacturers a comprehensive plug-in hybrid system comprised of energy storage, control/power electronics, electric motors and generators and advanced control algorithms. Due to significant use of commercial off-the-shelf components, which keeps costs competitive and provides a wide range of flexibility in application and format, our PHEV systems have potential applications for a wide range of bus or truck manufacturers, up-fitters and specialty vehicle producers.

Government Regulation

The Environmental Protection Agency and California Air Research Board currently regulate the emissions of heavy-duty vehicles such as trucks and buses having a gross vehicle weight between 8,500 pounds and 33,000 pounds under Environmental Protection Agency regulations, and 14,000 pounds and 33,000 pounds under the California Air Research Board. These vehicles fall within Classes 6, 7 and 8.

The emissions of these vehicles are determined by testing the engine under Transient Federal Test Procedure via an engine dynamometer test cycle and the Supplemental Emissions Test, which simulates steady state or highway driving. This differs from the methodology used to certify passenger vehicles. Passenger vehicles are tested and certified for emission compliance whereas heavy-duty vehicle engines are certified for compliance.

The overall allowable emission levels decreased each year over the ten-year period starting in 1988. From 1998 to present (and going into 2010), emissions reductions have been mandated to further reduce airborne pollutants by lowering the allowable limits for specific by-products, measuring new pollutants (not measured before) and by regulating and eventually outlawing the sulfur in diesel fuel.

A very challenging component of the new emissions standards that started in 2007 is the drastic reduction (75% less in some cases) of nitrogen oxide, non-methane hydrocarbons and particulate matter. New engine “add-on” technology such as particulate traps, fuel filters and computerized fuel injection control have been created in an attempt to meet the mandates, but more work is required. To meet the stringent 2007 standards completely, vehicle and engine manufacturers are rethinking their current engine and propulsion technology. Major (and expensive) redesigns of diesel engine technology, the abandonment of diesel for gasoline and the use of advanced propulsion systems all represent potential alternatives to meeting the new standards.

Employees

As of August 20, 2008, we employed 25 full-time employees and 7 part-time employees. None of our employees are represented by a collective bargaining unit. All employees sign standard employment agreements that specify they are all “at will” employees.

Facilities

We currently have a lease for approximately 12,500 rentable square feet of office and manufacturing space at our corporate headquarters in Hauppauge, New York. The lease provides for monthly rental payments of approximately $9,600 and increases approximately 3% per year on July 1 of each year. The lease expires in June 2009. We believe our leased space is adequate for us at this time.

Legal Proceedings

On January 16, 2008, Amity Truck Service Corp. commenced an action against Odyne Corporation and others in the Supreme Court, Suffolk County seeking to recover damages based on alleged facts concerning our commercial relationship with the plaintiff in the latter part of 2006 and the early part of 2007 which culminated in an Exclusive Sales and Marketing Agreement, whereby the plaintiff agreed to serve as the exclusive retrofitting installer of our plug-in hybrid electric propulsion systems for medium and heavy trucks and as the exclusive distributor of such vehicles in the New York metropolitan area. It is our opinion that the alleged facts, even if true, do not provide a legal basis for recovery, and we have filed a motion to dismiss the litigation on the grounds that the complaint fails to state any viable cause of action. The motion was submitted to the court on February 27, 2008. In response to our motion, on July 3, 2008, the court dismissed five of the six causes of action brought by the plaintiff. Our management believes that we have a reasonable chance of prevailing on the remaining cause of action, although we cannot predict the outcome of the action.

Apart from the legal proceeding noted in the previous paragraph, we are not party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

MANAGEMENT

Executive Officers and Directors

The following table shows the positions held by our board of directors and executive officers, and their ages as of August 20, 2008:

Name	Age	Position
Alan Tannenbaum	40	Chief Executive Officer and Director
Joshua A. Hauser	62	President, Chief Operating Officer and Director
Joseph M. Ambrosio	38	Executive Vice President - Engineering and Chief Technology Officer
Konstantinos Sfakianos	38	Executive Vice President - Chief Marketing Officer
Daniel Bartley	47	Chief Financial Officer
Jeffrey H. Auerbach	37	Director
Bruce E. Humenik	59	Director
Stanley W. Struble	62	Director
S. Charles Tabak	75	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Alan Tannenbaum has served as our Chief Executive Officer and as a member of our board of directors since September 2007. Immediately prior to joining our company, Mr. Tannenbaum was an independent investor and consultant. From 1998 to May 2006, he had been a Managing Director of Lehman Brothers Inc., a leading investment banking firm. At Lehman Brothers, he served as the Head of Institutional Equity Sales from 2002 to 2006, where he was responsible for sales production of more than $300 million and managed a team of 85 senior sales people in nine offices around the world, leading his group to a number one institutional sales ranking on Wall Street. Mr. Tannenbaum also served at Lehman Brothers as the Head of European Equity Capital Markets in London in 2001 and 2002, and Head of Telecom and Media Equity Capital Markets from 1998 to 2000. Mr. Tannenbaum received a B.A. degree from the University of Michigan.

Joshua A. Hauser has served as our President and Chief Operating Officer and as a member of our board of directors since October 2006, and joined Odyne in July 2004 as Senior Vice President, Business Development and Finance and as a director and in June 2006 became its President and Chief Operating Officer. He brings over 30 years experience in industrial and military electronics. From 1967 to 1984, he held various positions, including Vice President of Manufacturing, Vice President of Operations and General Manager at Lambda Electronics, a division of Veeco Instruments Inc. Veeco Instruments designed and manufactured electronic power supplies and instrumentation used primarily in semiconductor processing. From 1984 to 1989, he was Executive Vice President and Director of Veeco Instruments Inc., a New York Stock Exchange listed company; from 1989 to 1996, he was Managing Director of Unitech plc, a London Stock Exchange listed company that manufactured and designed electronic power supplies and control system components; and from 1996 to 1999, he was President of Siebe Power Controls, a division of Siebe plc, a London Stock Exchange listed company. Siebe plc was a diversified manufacturer of environmental and process control systems, control system components and other electronic subsystems including electronic power supplies. Mr. Hauser has previously served on the board of directors of Veeco Instruments Inc., NEMICLambda KK, a Japanese manufacturer of electronic power supplies (Tokyo Stock Exchange listed), and Unitech plc. Since leaving Siebe plc in April 1999, Mr. Hauser has managed a successful management consulting business. He is currently also the Chairman of the Board of Transistor Devices, Inc., a manufacturer of electronic power supplies and power systems. Mr. Hauser received B.S. and M.S. degrees in Electrical Engineering from Columbia University. He served as a member of the Board of Visitors of the School of Engineering at Columbia University from 2002 to 2008.

Joseph M. Ambrosio has served as our Executive Vice President - Engineering and Chief Technology Officer since October 2006, and in similar positions with Odyne, of which he was co-founder, since August 2001. Mr. Ambrosio has over 12 years of experience in the alternative fuel transportation industry and substantial experience in printed circuit board production, quality control and industrial engineering. He co-founded Neocon Technologies in 1995 (which ceased operations in 2000) and Odyne Corporation in August 2001 with Konstantinos Sfakianos. Mr. Ambrosio’s experience in the alternative-fuel transportation industry includes design, development, and integration of a variety of liquid and gaseous fuel systems, battery energy and thermal management, auxiliary power unit systems for PHEVs (fuel cell, micro turbine, internal combustion engine), and testing procedures. He has authored six technical reports published by the Electric Power Research Institute on battery energy and thermal management for heavy and light duty electric vehicles. In addition to EV/PHEV system integration and research and development, Mr. Ambrosio has worked closely with electric utilities such as LILCO, Con Edison, NYPA and NYSEG, along with organizations such as the Electric Power Research Institute in alternative fuel vehicle development and drive system development and support programs. Mr. Ambrosio currently serves as Treasurer of the Greater Long Island Clean Cities Coalition. He received a B.S. degree in Mechanical Engineering from New York Institute of Technology and has been an active member of the Society of Automotive Engineers for 10 years.

Konstantinos (Gus) Sfakianos has served as our Executive Vice President - Chief Marketing Officer since October 2007, and prior to that served as our Executive Vice President - Operations since October 2006, and in a similar position with Odyne, of which he was co-founder, since August 2001. Mr. Sfakianos has over 10 years of experience in the alternative fuel transportation industry, specifically EVs and HEVs and battery energy storage systems. He co-founded Neocon Technologies in 1995 and Odyne Corporation in August 2001 with Mr. Ambrosio. Mr. Sfakianos has worked with organizations such as Blue Bird Corporation, Westinghouse/Northrop Grumman, Solectria, TDM (Ford subcontractor), Chrysler, Exide Europe, Baker Electric, GNB, Ovonics, HPower and many more. Some of his technical accomplishments include the development of several unique and application specific battery energy storage systems, charging algorithms, and EV/PHEV systems control design. As co-founder of Neocon Technologies, he was responsible for all EV field service, in house production of energy storage systems and general operations. At Odyne, Mr. Sfakianos is responsible for all product regulatory standards and certifications. Mr. Sfakianos received a B.S. degree in Mechanical Engineering, with a concentration in Energy Systems, from New York Institute of Technology.

Daniel Bartley has served as our Chief Financial Officer since October 2006. Mr. Bartley has over 22 years of consulting and financial accounting experience. From June 2004 through April 2006, Mr. Bartley served as Vice President-Controller of Levitz Home Furnishings, Inc., a specialty retailer of home furnishings. From 1992 through May 2004, Mr. Bartley served as President of Bartley & Associates, Ltd., a financial consulting firm that specialized in advising businesses in asset purchase transactions, financial advisory services and financial reporting systems. From 1989 through 1992, Mr. Bartley served as Controller of General Utilities, Inc., a company that operated in the fuel industry and home security industries. From 1984 through 1989, Mr. Bartley served as a Supervising Consultant for the Emerging Business Department of Deloitte, LLP where he was responsible for financial statement audits and advisory services for early stage companies. Mr. Bartley received a B.S. degree in accounting from Long Island University and M.A. in Theology from the Seminary of the Immaculate Conception. Mr. Bartley is a Certified Public Accountant.

Jeffrey H. Auerbach has served as a member of our board of directors since April 2008. Mr. Auerbach is the Senior Vice President, Private Client Group, of vFinance Investments, Inc., where he has been a registered representative for more than the last five years. vFinance Investments is an indirect subsidiary of national Holdings Corporation, a publicly-held financial services firm. Mr. Auerbach is a director nominee of The Quercus Trust, the lead investor in our October 2007 and March 2008 financing transactions.

Bruce E. Humenik has served as a member of our board of directors since October 2006. Mr. Humenik has more than 30 years of management experience in the electric and gas utility industry, including, corporate planning, finance, marketing, research and development and customer service. Since 1995, Mr. Humenik has been a Senior Vice President at Applied Energy Group, Inc., a provider of consulting services to energy companies. During his time with Applied Energy Group, Inc., Mr. Humenik has worked on consulting projects with the Long Island Power Authority, Keyspan, El Paso Electric Company and Bermuda Electric Light Company, Ltd., among others. From 1970 until 1995, Mr. Humenik worked for Long Island Lighting Company, where he served as a Manager of Conservation Services. Mr. Humenik received a B.S. degree in Electrical Engineering from Manhattan College and an M.B.A. from Long Island University.

Stanley W. Struble has served as a member of our board of directors since October 2006. Mr. Struble has 37 years of experience in sales and marketing with Snap-on Tools Company, a manufacturer and marketer of tools, diagnostics and equipment solutions for professional tool users. Mr. Struble has held a number of positions with Snap-On Tools Company including Eastern Division Vice President (2004 to 2006), Eastern Regional Manager (1999 to 2004) and Northeast Regional Manager (1992 to 1998). Mr. Struble received a B.S. degree in Business Administration from New England College.

S. Charles Tabak has served as a member of our board of directors since October 2006. Mr. Tabak has more than 50 years of business experience in varying positions. From 1991 to August 2004, Mr. Tabak served as Chief Executive Officer and General Counsel for Arc Medical & Professional Personnel, Inc., a privately owned and operated staffing company that provided temporary and permanent medical personnel placements as well as DNA genetic testing services. From 1969 to 1990, Mr. Tabak served as a principal and as Executive Vice President and General Counsel to Channel Home Centers Inc., a multi state retailer of home improvement products. From 1964 to 1969, Mr. Tabak served as Director of Finance for the JJ Newberry Co., which owned and operated over 1,000 retail stores and restaurants. From 1959 to 1964, Mr. Tabak served as assistant in-house counsel, Director of Internal audit- Expense Controller and Director of Accounts for Bloomingdale’s, a division of Federated department stores that owned and operated retail department stores. From 1957 to 1959, Mr. Tabak served as a Senior staff Auditor for Ernst & Ernst, then a Big 8 worldwide accounting firm. Mr. Tabak received a B.S. degree in accounting, as well as a J.D. degree from New York University. Mr. Tabak is admitted to practice law in the State of New York and before the U.S. Supreme Court.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

In October 2006, the board of directors authorized the creation of an audit committee, compensation committee, and nominations and governance committee.

Audit Committee. We established an audit committee of the board of directors, which is chaired by Mr. Tabak, who is considered an independent director with the financial sophistication to hold such position, and includes Messrs. Auerbach, Humenik and Struble. The audit committee’s duties are to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee is at all times to be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We established a compensation committee of the board of directors, which is chaired by Mr. Humenik, and includes Messrs. Auerbach, Struble and Tabak. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our stock option plans, and recommends and approves grants of stock options under that plan.

Nominations and Governance Committee.  We established a nominations and governance committee of the board of directors, which is chaired by Mr. Struble, and includes Messrs. Auerbach, Humenik and Tabak. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

2006 Equity Incentive Plan

The purpose of our 2006 Equity Incentive Plan, formerly the 2005 Non-Statutory Stock Option Plan (the “2006 Plan”), is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Awards granted under the 2006 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, non-qualified stock options, performance shares, stock appreciation rights, restricted stock, restricted stock units, bonus shares or dividend equivalents. Pursuant to the 2006 Plan, awards to purchase an aggregate of 6,000,000 shares of common stock may be granted under the 2006 Plan and, on December 31, 2007, stock options to purchase 1,695,000 shares of common stock were outstanding: 505,000 stock options with an exercise price of $.75 per share, 20,000 stock options with an exercise price of $1.65 per share, 20,000 stock options with an exercise price of $.65 per share, 715,000 stock options with an exercise price of $.395 per share, 300,000 stock options with an exercise price of $.47 per share and 135,000 stock options with an exercise price of $.53 per share. The $.75 stock options vest and become exercisable in three equal increments on each of October 17, 2008, 2009 and 2010. The $1.65 options vest and become exercisable in three equal increments on each of March 1, 2009, 2010 and 2011. The $.65 options vest and become exercisable in three equal increments on each of May 29, 2009, 2010 and 2011. The $.395 options vest and become exercisable in three equal increments on each of October 23, 2009, 2010 and 2011. The $.47 options vest and become exercisable in three equal increments on each of October 26, 2009, 2010 and 2011. The $.53 options vest and become exercisable in three equal increments on each of December 12, 2009, 2010 and 2011. The aggregate number of shares of common stock subject to options, stock appreciation rights, performance stock and bonus shares granted to any one employee during any calendar year, may not exceed 300,000 shares. The aggregate fair market value of common stock with respect to incentive stock options that are exercisable for the first time by any employee may not exceed $100,000 during any calendar year.

The 2006 Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any award granted under the 2006 Plan, including the exercise price, the number of shares subject to the award and conditions of exercise. Stock options granted under the 2006 Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2006 Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 2006 Plan may not exceed ten years, or five years in the case of 10% owners. The board of directors, pursuant to an authorizing resolution, has the power to terminate the 2006 Plan at any time and for any reason.

Section 16(a) Beneficial Ownership Reporting Compliance

We do not have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are not required to file reports under Section 16(a) of the Exchange Act.

Code of Ethics

Our board of directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

Our code of ethics is posted on our Internet website at www.odyne.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, Odyne Corporation, 89 Cabot Court, Suite L, Hauppauge, New York 11788. Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website, www.odyne.com.

Executive Compensation

The following table sets forth, for the most recent fiscal year, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and four other executive officers in such year who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at December 31, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion (4)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compe-nsation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan Tannenbaum	2007	—	—	—	7,431	—	—	—	7,431
Chief Executive Officer	2006	—							—

Joshua A. Hauser	2007	140,269	—	—	—	—	—	—	140,269
President and Chief Operating Officer	2006	40,923							40,923

Joseph M. Ambrosio	2007	141,885	10,000	—	—	—	—	—	151,885
Executive Vice President - Engineering and	2006	59,323							59,323
Chief Technology Officer

Konstantinos Sfakianos	2007	141,866	10,000	—	—	—	—	—	151,866
Executive Vice President - Operations	2006	59,323							59,323

Daniel Bartley	2007	135,462	10,000	—	14,279	—	—	—	159,741
Chief Financial Officer(2)	2006	22,230			3,500				25,730

Roger M. Slotkin	2007	105,135	—	—	—	—	—	46,288	151,423
former Chief Executive Officer (3)	2006	40,923							40,923

(1)	Mr. Tannenbaum joined our company in September 2007. Assumptions used for the valuation of options are contained in the Notes to the accompanying financial statements.
(2)	Mr. Bartley joined our company in October 2006. Assumptions used for the valuation of options are contained in the Notes to the accompanying financial statements.
(3)	Mr. Slotkin left our company in August 2007. Other compensation represents payments made under a Separation Agreement

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alan Tannenbaum	0	300,000 (1)		.47	Sept.2017
	0	300,000 (2)		.71	Jan.2018

Daniel Bartley	0	150,000 (3)	—	.75	Oct. 2016	—	—	—	—
	0	250,000 (4)		.395	Oct. 2017
Bruce E. Humenik	0	50,000 (3)	—	.75	Oct. 2016	—	—	—	—
	0	80,000 (4)		.395	Oct. 2017

Stanley W. Struble	0	50,000 (3)	—	.75	Oct. 2016	—	—	—	—
	0	80,000 (4)		.395	Oct. 2017

S. Charles Tabak	0	50,000 (3)	—	.75	Oct. 2016	—	—	—	—
	0	80,000 (4)		.395	Oct. 2017

(1)	These options vest and become exercisable in three equal increments on each of September 19, 2009, 2010 and 2011. The fair market value of the options is $.16 per share.
(2)	These options vest and become exercisable in three equal increments on each of January 2, 2010, 2011 and 2012. The fair market value of the options is $24 per share.
(3)	These options vest and become exercisable in three equal increments on each of October 17, 2008, 2009 and 2010. The fair market value of the options is $.43 per share.
(4)	These options vest and become exercisable in three equal increments on each of October 23, 2009, 2010 and 2011. The fair market value of the options is $.13 per share.

Compensation of Directors

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We currently compensate non-management directors through stock options granted under our stock option plan and a cash stipend for each meeting attended.

During the years ended December 31, 2007 and 2006, respectively, each of our non-management directors, Messrs. Humenik, Struble and Tabak, received grants of stock options to purchase 80,000 and 50,000 shares of our common stock for serving on our board of directors. The 2007 stock options vest and become exercisable in three equal increments on each of October 23, 2009, 2010 and 2011. The 2006 stock options vest and become exercisable in three equal increments on each of October 17, 2008, 2009 and 2010. Messrs. Tannenbaum and Hauser, as members of management, do not receive separate compensation for serving as directors.

The table below summarizes the compensation that we paid to non-management directors for the fiscal year ended December 31, 2007 and 2006.

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen -sation (4)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Bruce E. Humenik	2007	7,000	—	4,741	—	—	—	11,741
	2006	1,000		1,167				2,167

Stanley W. Struble	2007	7,000	—	4,741	—	—	—	11,741
	2006	1,000		1,167				2,167

S. Charles Tabak	2007	7,000	—	4,741	—	—	—	11,741
	2006	1,000		1,167				2,167

Employment Agreements

We have employment agreements with Joseph M. Ambrosio and Konstantinos Sfakianos. The employment agreements require each of the executives to devote all of their time and attention during normal business hours to our business as our Executive Vice President - Engineering and Chief Technology Officer, and Executive Vice President - Operations, respectively. The employment agreements for Messrs. Ambrosio and Sfakianos have an amended term of three years from October 26, 2007. The employment agreements provide that each executive will receive an annual salary of $140,000 during the first year of the term with increases equal to 5% of such salary on each anniversary of the effective date of the employment agreement. In addition, each executive is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors if we meet or exceed certain mutually agreed upon performance goals and (b) participate in our stock option plan.

On September 19, 2007, we entered into an employment agreement with Alan Tannenbaum. The employment agreement has a term expiring one year from October 26, 2007, and requires Mr. Tannenbaum to devote all of his time and attention during normal business hours to the business of our company as Chief Executive Officer. So long as he serves as Chief Executive Officer, he will also be nominated as a director. The employment agreement provides that Mr. Tannenbaum will receive a base salary at the annual rate of $145,000, starting on January 1, 2008. In addition, Mr. Tannenbaum is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors based on our company meeting or exceeding certain mutually agreed upon performance goals and (b) participate in our employee benefit plans.

Under Mr. Tannenbaum’s employment agreement, we agreed to grant stock options to him to purchase an aggregate of 3,000,000 shares of our common stock. Of such stock options, options to purchase 300,000 shares have an exercise price equal to $.47 per share (the closing market price of our common stock on October 26, 2007), options to purchase 2,400,000 shares have an exercise price equal to $.32 per share (the average closing market price of our common stock on the 30 consecutive trading days on and prior to October 26, 2007), and options to purchase 300,000 shares have an exercise price equal to $.71 per share (the closing market price of our common stock on January 2, 2008). Each stock option will vest in three equal installments on the second, third and fourth anniversaries of the grant date and expires ten years after it is granted. We have agreed to adopt a new incentive compensation plan or amend our existing plan to increase the number of available options that we may grant in order to satisfy our obligation to Mr. Tannenbaum.

The employment agreements provide for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause. In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his salary for the remainder of the term. Termination for cause means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within ten days of receipt of notice from us, (y) conduct which the board determines could reasonably be expected to have a material adverse effect on us, but only after the failure of the executive to cease such conduct within ten days of receipt of notice from us, or (z) the executive’s conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us. Good reason means (i) material breach of our obligations under the employment agreement, (ii) any decrease in the executive’s salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally), or (iii) (a) in the case of Mr. Tannenbaum a reduction in his duties or authority inconsistent with the duties and authority of an executive officer and (b) in the case of Messrs. Ambrosio and Sfakianos, any material reduction in their duties or authority.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on August 20, 2008, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and executive officers, and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Common Stock(2)

5% or Greater Holders:

The Quercus Trust(3)	19,583,843	42.5%

Spinel Finance LLC(4)	6,666,666	17.4%

Roger M. Slotkin(5)	3,528,310	10.1%

Directors and Executive Officers:

Alan Tannenbaum(6)	592,444	1.7%

Joshua A. Hauser	1,842,259	5.3%

Joseph M. Ambrosio	3,231,194	9.2%

Konstantinos Sfakianos	3,378,740	9.6%

Daniel Bartley(7)	—	*

Jeffrey Auerbach(8)	502,039	1.4%

Bruce E. Humenik(9)(10)	46,680	*

Stanley W. Struble(9)	27,500	*

S. Charles Tabak(9)(11)	56,697	*

All directors and executive officers as a group (9 persons)	9,677,553	26.9%

*	Represents less than 1%.

(1)	The address of each person is c/o Odyne Corporation, 89 Cabot Court, Suite L, Hauppauge, New York 11788.

(2)
The calculation in this column is based upon 35,070,886 shares of common stock outstanding on August 20, 2008. Does not include 3,803,459 shares issuable upon conversion of our outstanding series A convertible preferred stock and a maximum of 12,800,000 shares issuable upon conversion of our 10% senior secured convertible debentures. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are exercisable or convertible currently or within 60 days after August 20, 2008 are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(3)
Includes 11,000,000 shares of common stock issuable upon the exercise of warrants. Excludes a maximum of 8,000,000 shares of common stock issuable upon the conversion of $2,000,000 principal amount of 10% senior secured convertible debentures, which are not convertible until October 2008.

(4)	Includes 3,333,333 shares of common stock issuable upon the exercise of warrants.

(5)	Includes 33,350 shares of common stock issuable upon the exercise of warrants. Prior to August 2007, Mr. Slotkin served as an officer and director of our company.

(6)
Includes 9,110 shares of common stock and 333,334 shares of common stock issuable upon the exercise of warrants held by AT Holdings I, LLC, an entity controlled by Mr. Tannenbaum. Excludes a maximum of 1,000,000 shares of common stock issuable upon the conversion of $250,000 principal amount of 10% senior secured convertible debentures, which are not currently convertible. Excludes stock options to purchase 3,000,000 shares of common stock in amounts and at exercise prices as follows: 300,000 at an exercise price $.47 per share, 2,400,000 at an exercise price of $.32 per share and 300,000 at an exercise price per share equal to $.71. The $.47 and $.32 options vest in three equal increments on each of October 26, 2009, 2010 and 2011. The $.71 options vest in three equal increments on each of January 2, 2010, 2011 and 2012.

(7)
Excludes stock options to purchase 150,000 shares of common stock at an exercise price of $.75 per share, vesting in three equal increments on each of October 17, 2008, 2009 and 2010, and stock options to purchase 250,000 shares of common stock at an exercise price of $.395 per share, vesting in three equal increments on each of October 23, 2009, 2010 and 2011.

(8)	Represents shares of common stock issuable upon the exercise of warrants, including 50,000 shares of common stock issuable upon the exercise of a warrant owned by Mr. Auerbach’s spouse.

(9)
Excludes stock options to purchase 50,000 shares of common stock at an exercise price of $.75 per share, vesting in three equal increments on each of October 17, 2008, 2009 and 2010, and stock options to purchase 80,000 shares of common stock at an exercise price of $.395 per share, vesting in three equal increments on each of October 23, 2009, 2010 and 2011.

(10)	Represents 33,340 shares of common stock issuable upon the conversion of 20 shares of series A convertible preferred stock and 13,340 shares of common stock issuable upon the exercise of warrants.

(11)	Represents 40,689 shares of common stock issuable upon the conversion of 24 shares of series A convertible preferred stock and 16,008 shares of common stock issuable upon the exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to the closing of our reverse public offering, we had a total of approximately $281,000 in principal amount of unsecured loans outstanding from Roger M. Slotkin, our former Chief Executive Officer ($102,300), Joshua A. Hauser ($82,600), Konstantinos Sfakianos ($62,400) and Joseph M. Ambrosio ($33,400). Interest accrued on these loans at a rate of 8% per annum, compounded monthly based on a 360-day year. On October 17, 2006, accrued interest in the amount of $43,559 was forgiven, $140,000 of principal amount of the unsecured loans was converted to our equity and $139,725 was repaid from the proceeds of the 2006 private placement.

We had a total of approximately $624,000 of deferred compensation due to Roger M. Slotkin, our former Chief Executive Officer ($167,000), Joshua A. Hauser ($167,000), Konstantinos Sfakianos ($145,000) and Joseph M. Ambrosio ($145,000), which was forgiven on October 17, 2006.

We had outstanding bank and credit card debt of approximately $181,000, which was personally guaranteed by Messrs. Sfakianos and Ambrosio. We repaid this debt from the proceeds of the 2006 private placement and the personal guarantees were released.

Mr. Slotkin, our former chief executive officer, purchased 50 shares of series A convertible preferred stock and associated warrants in the 2006 private placement, on the same terms as other investors. In March 2007, Mr. Slotkin converted his preferred shares into common stock in accordance with the terms of such preferred stock. Mr. Tabak participated in the convertible note financing and purchased approximately 24 shares of series A convertible preferred stock and associated warrants in the private placement on the same terms as other investors. Mr. Humenik purchased 20 shares of series A convertible preferred stock and associated warrants in the 2006 private placement, on the same terms as other investors.

In October 2007, Alan Tannenbaum, our Chief Executive Officer, lent us $250,000 in the form of a short term bridge note. Later that month, Mr. Tannenbaum purchased $250,000 principal amount of 10% senior secured convertible debentures and associated warrants in our October 2007 private placement, on the same terms as other investors, the proceeds from which we used at closing to repay his bridge note.

It is our policy that all related party transactions must be approved by a majority of the independent and disinterested members of our board of directors, outside the presence of any interested director and, to the extent deemed necessary or appropriate by the board of directors, we will obtain fairness opinions or stockholder approval in connection with any such transaction.

SELLING STOCKHOLDERS

March 2008 Private Placement

On March 27, 2008, we completed a private placement to two institutional investors, The Quercus Trust and Spinel Finance LLC (the “Purchasers”), pursuant to the terms of a securities purchase agreement. The private placement consisted of a total of 11,666,666 shares of common stock, at a price of $.60 per share, and five-year warrants to purchase up to a total of 11,666,666 shares of common stock, at an exercise price of $.72 per share. The private placement resulted in aggregate gross cash proceeds to us of $7,000,000.

The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection.

Pursuant to the terms of a registration rights agreement with the Purchasers, we agreed to file a registration statement with the U.S. Securities and Exchange Commission no later than August 24, 2008, 150 calendar days following the closing date of the private placement, covering the resale of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the warrants, and to use all reasonable best efforts to cause the registration statement to be declared effective on or before November 24, 2008, which is within 240 calendar days after the closing date, and to remain continuously effective through March 2011. The 11,666,666 shares being offered by this prospectus represents 33.3% of our outstanding shares of common stock as of August 20, 2008, and are one-half of the 23,333,332 shares we agreed to register under the registration rights agreement.

The securities purchase agreement contained representations and warranties by us and each Purchaser typical of transactions of this type, as well as the right of the Purchasers to participate in up to 100% of any subsequent financing by us for one year after the closing date.

vFinance Investments, Inc., the exclusive placement agent in the March 2008 private placement, received a cash fee of $630,000 and a warrant to purchase 1,050,000 of shares of common stock, and will receive a warrant exercise fee in the amount of 2% of the exercise price of the warrants paid by the Purchasers. We are not registering any securities for the benefit of vFinance.

Recent Adjustments Resulting from the March 2008 Private Placement

As a result of the purchase price of the common stock in the March 2008 private placement, we triggered certain adjustment provisions in our earlier issued series A convertible preferred stock and warrants to purchase common stock:

•
For holders of our series A convertible preferred stock, the conversion rate of the series A convertible preferred stock was reduced to $1,000 divided by the adjusted price of $.60 per share (previously, $.75 per share). Accordingly, from the closing of the March 2008 private placement, the series A convertible preferred stock has a conversion rate equal to 1,667 shares of common stock for every share of series A convertible preferred stock, instead of 1,333 shares of common stock for every share of series A convertible preferred stock.

•
For holders of our warrants issued in October and December 2006 in connection with our reverse public offering (including warrants issued to certain advisors), the exercise price of the warrants was reduced from $1.00 per share to equal the March 2008 private placement common stock price of $.60 per share multiplied by 1.33, as called for by the terms of the warrant. Accordingly, from the closing of the private placement, these warrants have an adjusted warrant exercise price of $.80 per share and are exercisable to purchase the same number of shares of common stock.

•
For holders of our warrants issued in October 2007 in connection with our 10% senior secured convertible debenture financing (including placement agent warrants), the exercise price of the warrants was reduced from $.75 per share to the March 2008 private placement common stock price. Accordingly, from the closing of the private placement, these warrants have an exercise price of $.60 per share and are exercisable to purchase the same number of shares of common stock.

Selling Stockholder Table

The following table sets forth:

•	the name of the selling stockholders,

•	the number of shares of common stock beneficially owned by the selling stockholders as of August 20, 2008,

•	the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

•
the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us.

None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. or is an affiliate of such a broker-dealer.

Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after August 20, 2008. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

	Beneficial	Shares
	Ownership	Registered	Beneficial Ownership
	Prior to this	in this	After this Offering (3)
Name	Offering (1)	Offering (2)	Number of Shares	Percent (4)
The Quercus Trust (5)	19,583,843	8,333,333	11,250,510	26.8%
Spinel Finance LLC (6)	6,666,666	3,333,333	3,333,333	9.5%
Selling Stockholders Total		11,666,666

*	Less than 1% of outstanding shares.

(1)
Beneficial ownership as of August 20, 2008, for all selling stockholders based upon information provided by the selling stockholders known to us. Does not include shares issuable upon conversion of our 10% senior secured convertible debentures or shares of our common stock potentially issuable in connection with the payment of interest on the senior secured convertible debentures.

(2)	The number of shares in this column includes 7,499,999 shares of common stock issuable upon exercise of warrants to purchase common stock.

(3)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time. Does not include shares issuable upon conversion of our 10% senior secured convertible debentures or shares of our common stock potentially issuable in connection with the payment of interest on the senior secured convertible debentures.

(4)
Based on 35,070,886 shares of common stock outstanding on August 20, 2008, not including shares issuable upon conversion of our series A convertible preferred stock and our 10% senior secured convertible debentures. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are exercisable or convertible currently or within 60 days after August 20, 2008 are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5)
Includes 4,166,666 shares of common stock issuable upon exercise of warrants to purchase common stock. David Gelbaum is the trustee of The Quercus Trust, which is the registered holder of the shares of common stock. Mr. Gelbaum, as trustee of The Quercus Trust, has voting and disposition power over the shares owned by The Quercus Trust offered by this prospectus.

(6)
Consists of 3,333,333 shares of common stock issuable upon exercise of warrants to purchase common stock. Jeffrey Frimet is the president of Spinel Finance LLC, which is the registered holder of the shares of common stock. Mr. Frimet, as president of Spinel Finance LLC, has voting and disposition power over the shares owned by Spinel Finance LLC offered by this prospectus.

PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

We are registering the shares of our common stock covered by this prospectus for the “selling stockholders.” The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors,

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission,

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share,

•	a combination of any such methods of sale, and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon our company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the our company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Our company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the U.S. Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

Our company is required to pay all fees and expenses incident to the registration of the shares, but our company will not receive any proceeds from the sale of the common stock. Our company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of which 95,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. Of the preferred stock, 6,000 shares have been classified as series A convertible preferred stock. As of August 20, 2008, there were issued and outstanding:

•	35,070,886 shares of common stock,

•	2,281.62 shares of series A convertible preferred stock, convertible at any time into 3,803,459 shares of common stock,

•
$3,200,000 principal amount of 10% senior secured convertible debentures, convertible at the earlier of 12 months after the original issuance date or at the time of completion by us of a qualifying subsequent financing into a maximum of 12,800,000 shares of common stock,

•	stock options to purchase 4,595,000 shares of common stock at an average weighted per share price of $.43, and

•	warrants to purchase 23,303,014 shares of common stock at an average per share exercise price of $.79.

The following summary of the material provisions of our common stock, preferred stock, debentures, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of debenture and warrant included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our business. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of the warrants described below will be, when issued, fully-paid and non-assessable.

Series A Preferred Stock

Conversion. Holders of series A preferred stock are entitled at any time to convert their shares of series A preferred stock into common stock, without any further payment therefor. Each share of series A preferred stock is convertible into 1,667 shares of common stock. The number of shares of common stock issuable upon conversion of the series A preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of common stock; our issuance of common stock or other securities as a dividend or distribution on the common stock; a reclassification, exchange or substitution of the common stock; or a capital reorganization. In the event that we issue any shares of common stock for cash consideration at a price less than $.60 per share, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which we issued common stock in any such private placement. At our option, if the closing price of the common stock is $5.00 or more per share during any period of 30 consecutive trading days, each share of series A preferred stock can be automatically converted into common stock at the conversion rate then in effect.

Merger. Upon our merger or consolidation with or into another company, or any transfer, sale or lease by us of substantially all of our common stock or assets, the series A preferred stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the series A preferred stock are entitled to receive, or into which the series A preferred stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Voting Rights. Holders of series A preferred stock are entitled to vote their shares on an as-converted to common stock basis, and shall vote together with the holders of the common stock, and not as a separate class. Holders of series A preferred stock shall also have any voting rights to which they are entitled by law.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the series A preferred stock are entitled, holders of the series A preferred stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the series A preferred stock is convertible at the conversion rate then in effect.

Redemption. The series A preferred stock may not be redeemed by us at any time.

Dividends. Holders of series A preferred stock will not be entitled to receive dividends except to the extent that dividends are declared on the common stock. Holders of series A preferred stock are entitled to receive dividends paid on the common stock based on the number of shares of common stock into which the series A preferred stock are convertible on the record date of such dividend.

October 2007 Private Placement Debentures

As part of the closing in October 2007 of the private placement, we issued $3,200,000 principal amount of 10% senior secured convertible debentures. The debentures are convertible into a maximum of 12,800,000 shares of common stock.

Seniority. The debentures rank senior to all other indebtedness of ours.

Security. The debentures are secured by the grant by us and our subsidiary to a collateral agent of collateral that consists of a first priority security interest in all of our and our subsidiary’s assets.

Maturity. The debentures mature on the earlier of (i)18 months after the original issuance date of the debentures or (ii) the completion by us of one or a series of related debt or equity financing transactions for minimum gross proceeds of $5,000,000, exclusive of any financing transaction by a factor or commercial bank (referred to as a Subsequent Financing). The holders of the debentures waived their rights to be prepaid in connection with our March 2008 private placement.

Interest. The debentures bear interest at 10% per annum. Interest is payable in cash or freely-tradable common stock, at our option. Interest on the debentures accrues upon issuance and is payable quarterly in arrears, with the first interest payment due on March 31, 2008, and quarterly thereafter. If interest is payable in stock, the stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg L.P. for the ten days prior to the due date for the interest.

Conversion. The outstanding balance of the debentures may be converted, at the option of the holder, in whole or in part, at the earlier of (i) 12 months after the original issuance date, into shares of common stock at a conversion price equal to 70% of the then market price per share of common stock (the market price shall be the volume weighted average price per share of common stock as quoted on Bloomberg L.P. for the ten days prior to the conversion date), or (ii) upon the completion by us of a Subsequent Financing, into the securities being sold in such Subsequent Financing at an effective conversion price equal to 80% of the purchase price of those securities. Notwithstanding the foregoing, the minimum conversion price per share shall be no less than $.25 per share.

Partial conversions are permitted by the holders. The holders of the debentures waived their rights to convert the debentures in connection with our March 2008 private placement.

March 2008 Private Placement Warrants

On March 27, 2008, we completed a private placement to two institutional investors, pursuant to the terms of a securities purchase agreement. As part of this transaction, the investors received warrants to purchase 11,666,666 shares of our common stock at an exercise price of $.72 per share. The warrants expire on March 27, 2013.

Exercise Price and Terms. Warrants were issued to each investor for a number of shares of common stock equal to 100% of the number of shares of common stock purchased by such investor. The exercise price of the warrants is $.72 per share. The warrants are exercisable at any time and expire five years from the date of issuance. The holder of any warrant may exercise such warrant by surrendering the warrant to us, with the notice of exercise properly completed and executed, together with payment of the exercise price. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. No fractional shares will be issued upon the exercise of the warrants.

Adjustments. The warrants contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection.

Transfer, Exchange and Exercise. The warrants may be presented to us for exchange or exercise at any time on or prior to five years from March 27, 2008, the date of the closing, at which time the warrants become wholly void and of no value. Prior to any transfer of the warrants the holder must notify us of the same and, if subsequently requested, provide a legal opinion regarding the transfer to us.

Warrantholder Not a Stockholder. The warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

Registration Rights. In connection with the March 2008 private placement, we agreed with investors in the private placement to file a registration statement with the U.S. Securities and Exchange Commission no later than 150 calendar days following March 27, 2008 (the closing date of the private placement), covering the resale of the shares of our common stock sold in the private placement and issuable upon the exercise of the warrants sold in the private placement, and to use all reasonable best efforts to cause the registration statement to be declared effective within 240 calendar days after the closing date, and to remain continuously effective for three years after the closing date.

Placement Agent Warrants. In connect with the closing in March 2008 of the private placement, we issued to the placement agent and its designees common stock purchase warrants to purchase up to 1,050,0000 shares of our common stock at an exercise price of $.72 per share. The warrants expire on March 27, 2013.

October 2007 Private Placement Warrants

As part of the closing in October 2007 of the private placement, we issued common stock purchase warrants to purchase up to 4,266,670 shares of our common stock at an exercise price of $.75 per share (recently adjusted to $.60 per share). The warrants expire on October 26, 2010.

Exercise Price and Terms. Warrants were issued to each investor for a number of shares of common stock equal to 100% of the principal amount of the debentures purchased by the investor divided by the initial warrant exercise price. The exercise price of the warrants is currently $.60 per share. The warrants are exercisable at any time and expire three years from the date of issuance. The holder of any warrant may exercise such warrant by surrendering the warrant to us, with the notice of exercise properly completed and executed, together with payment of the exercise price. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. No fractional shares will be issued upon the exercise of the warrants.

Adjustments. The warrants have anti-dilution protection (including “full-ratchet” price protection from the future issuance of stock, exclusive of the conversion of the debentures and certain other excluded stock issuances, or securities convertible or exercisable for shares of common stock below $.75 per share), provided that the exercise price of the warrants may not be adjusted to less than $.25 per share as a result of the full-ratchet price protection.

Transfer, Exchange and Exercise. The warrants may be presented to us for exchange or exercise at any time on or prior to three years from October 26, 2007, the date of the closing, at which time the warrants become wholly void and of no value. Prior to any transfer of the warrants the holder must notify us of the same and, if subsequently requested, provide a legal opinion regarding the transfer to us.

Warrantholder Not a Stockholder. The warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

Registration Rights. In connection with the October 2007 private placement, we agreed with investors in the private placement to file a registration statement with the U.S. Securities and Exchange Commission as soon as possible for purposes of registering the resale of the shares of our common stock issuable upon the conversion of the debentures and exercise of the warrants sold in the private placement, to the extent such shares are not otherwise salable pursuant to Rule 144 without volume restrictions. In the event the registration statement is not declared effective within 180 calendar days following the closing, we will pay the investors 2% in cash or stock of the face amount of the debentures for every 30-day period, or portion thereof, that the registration statement is not declared effective for a maximum of six months, subject to the ability of the investors to sell the underlying shares pursuant to Rule 144. The liquidated damages can be paid in cash or freely-tradable common stock, at our option. We have also agreed that we will not file a registration statement for any additional shares of common stock until 75 days after the effective date of the registration statement.

Placement Agent Warrants. In connect with the closing in October 2007 of the private placement, we issued to the placement agent and its designees common stock purchase warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $.75 per share (recently adjusted to $.60 per share). The warrants expire on October 26, 2010.

2006 Private Placement Warrants

As part of the closing in October 2006 of our reverse public offering and related private placements, we issued common stock purchase warrants to purchase up to 3,835,270 shares of our common stock at an exercise price of $1.00 per share (recently adjusted to $.80 per share). The warrants expire on October 16, 2010, subject to redemption provisions based on the trading price of our common stock. The warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants do not possess any rights as stockholders unless and until they exercise their warrants. The warrants do not confer upon holders any voting or any other rights as stockholders. Additionally, as part of these transactions, we issued warrants to purchase 813,645 shares of our common stock at an exercise price of $.75 per share. The warrants expire on October 16, 2010.

Other Warrants

In addition to the warrants issued in connection with our 2006 and October 2007 private placements, we have issued warrants to purchase 1,105,000 shares of common stock: 50,000 at an exercise price of $1.60 per share expiring on January 25, 2009, 25,000 at an exercise price of $1.99 per share expiring on February 5, 2011, 30,000 at an exercise price of $1.71 per share expiring on April 18, 2012 and 1,000,000 at an exercise price of $1 per share expiring on December 18, 2010.

Market Information

Our common stock is quoted on the OTC Bulletin Board under the trading symbol ODYC. The high and low bid prices for our common stock at the close of business on August 18, 2008, as reported by the OTC Bulletin Board, were $.51 and $.46 per share, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer and its address is 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121. We serve as transfer agent for our preferred stock and warrant agent for our warrants.

Anti-Takeover Law, Limitations of Liability and Indemnification

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

•
upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•
on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith,

•
reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SHARES AVAILABLE FOR FUTURE SALE

As of August 20, 2008, we had 35,070,886 shares of common stock outstanding, exclusive of shares issuable upon conversion of our series A convertible preferred stock and 10% senior secured convertible debentures, and exclusive of shares issuable upon exercise of our outstanding warrants and stock options. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The 30,904,219 outstanding shares of our common stock not included in this prospectus, as of August 20, 2008, will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 17,322,646 shares are owned by executive officers, directors and affiliates. The remaining 17,748,240 shares constitute our public float and are freely tradable without restriction or further registration under the Securities Act, except as described below.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 350,708 shares as of August 20, 2008, or

•	the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of August 20, 2008, 22,268,148 shares of our common stock are available for sale under Rule 144.

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York, our counsel, will pass upon the validity of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements included in this prospectus have been audited by Holtz Rubenstein Reminick LLP and Marcum & Kliegman LLP, independent registered public accountants, to the extent and for the periods set forth in their respective reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of each of those respective firms as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

2006 Change in Certifying Accountant. On November 20, 2006, we dismissed Most & Company, LLP as our independent registered public accounting firm. Most & Company audited our financial statements for the fiscal year ended June 30, 2006. The reason for the replacement of Most & Company was that, following the merger, the former shareholders of Odyne own a majority of the outstanding shares of our common stock. Odyne is our primary business unit, and the current independent registered public accountants of Odyne was the firm of Marcum & Kliegman LLP. We believed that it was in our best interest to have Marcum & Kliegman LLP continue to work with our business, and we therefore retained Marcum & Kliegman LLP as our new independent registered public accounting firm effective as of November 20, 2006.

The appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During the previous two most recent fiscal years, and the subsequent interim period prior to November 20, 2006, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on Odyne’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Most & Company’s report on our financial statements for each of the past two fiscal years ended June 30, 2005 and 2006, did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles.

During the two most recent fiscal years ended June 30, 2005 and 2006, and the interim period from the date of the last audited financial statements to November 20, 2006, (i) there were no disagreements between us and Most & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Most & Company, would have caused Most & Company to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Most & Company was not the result of any disagreement between us and Most & Company on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors following the closing of the merger transaction.

2007 Change in Certifying Accountant. On September 10, 2007, we dismissed Marcum & Kliegman LLP as our independent registered public accounting firm. The reports of Marcum & Kliegman LLP on our financial statements as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2006 and through the date hereof, (i) there were no disagreements between us and Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused Marcum & Kliegman LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Marcum & Kliegman LLP was not the result of any disagreement between us and Marcum & Kliegman LLP on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors.

Simultaneously with the dismissal of Marcum & Kliegman LLP, we engaged Holtz Rubenstein Reminick LLP to act as our independent registered public accounting firm as successor to Marcum & Kliegman LLP. During our two most recent fiscal years, and the subsequent interim period prior to September 10, 2007, we did not consult Holtz Rubenstein regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on Odyne’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The audit committee of our board of directors approved the dismissal of Marcum & Kliegman LLP and this action was ratified by our board of directors. The audit committee simultaneously approved the appointment of Holtz Rubenstein as our independent registered public accounting firm and this action was ratified by the our board of directors.

As of June 30, 2006, Marcum & Kliegman LLP had advised us that it identified certain deficiencies in our internal controls over financial reporting that constitute a “material weakness.” The material weakness principally relates to our having limited segregation of duties within our accounting department and the need for us to strengthen our expertise with respect to the application of complex accounting principles involving equity transactions and SEC reporting rules. These control deficiencies have not resulted in any misstatements in our financial statements.  Our management has attempted to remedy these deficiencies by engaging outside consultants with the appropriate skills to address our ongoing accounting and finance needs.  We have authorized Marcum & Kliegman LLP to respond fully to any inquiries of Holtz Rubenstein concerning the material weakness described above.

ODYNE CORPORATION AND SUBSIDIARY

[Holtz Rubenstein Reminick LLP Letterhead]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Odyne Corporation
And Subsidiary
Hauppauge, New York

We have audited the accompanying consolidated balance sheet of Odyne Corporation and Subsidiary as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Odyne Corporation and Subsidiary as of December 31, 2007, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
March 27, 2008

[Marcum & Kliegman LLP Letterhead]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Stockholders
of Odyne Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of Odyne Corporation and Subsidiary (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ (deficiency) equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Odyne Corporation and Subsidiary as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP
New York, New York
April 4, 2007

ODYNE CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash	$2,087,217	$3,083,942
Cash - restricted	—	227,583
Accounts receivable, net of reserves of $ 143,000 and $ 3,000, respectively	158,333	24,090
Inventory, net of reserves of $ 90,000 and $ 0, respectively	237,423	132,593
Prepaid insurance	103,168	111,535
Total current assets	2,586,141	3,579,743

Property and equipment, net	120,019	98,797
Deferred financing costs, net	386,130	—
Intangible assets - patents	14,000	14,000
Other assets	10,000	10,000
TOTAL ASSETS	$3,116,290	$3,702,540

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES
Accounts payable	$270,538	$249,254
Accrued payroll and other operating expenses	206,464	119,375
Customer deposits	171,487	150,000
Billings in excess of costs incurred on contracts progress	—	57,500
Accrued losses on contracts in progress	3,016	26,939
Reserve for warranty	43,000	—
Accrued interest on convertible debentures	57,863	—
Current maturities of capital lease obligations	4,306	6,817
Total current liabilities	756,674	609,885

Capital lease obligations, net of current maturities	656	4,962
Development funding subject to repayment	238,948	240,894
Convertible debentures, net	2,433,633	—
TOTAL LIABILITIES	3,429,911	855,741

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIENCY) EQUITY

Preferred stock, $0.001 par value, 4,994,000 shares authorized, no shares issued and outstanding	—	—
Series A Convertible Preferred Stock, $0.001 par value; 6,000 authorized; 2,917 and 5,750 shares issued and outstanding respectively, liquidation rights $ 1,000 per share	3	6
Common stock, $0.001 par value per share; 95,000,000 shares authorized; 22,061,428 and 18,000,000 shares issued and outstanding respectively	22,061	18,000
Additional paid-in-capital	7,767,482	6,669,870
Accumulated deficit	(8,103,167)	(3,841,077)
TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY	(313,621)	2,846,799
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	$3,116,290	$3,702,540

The accompanying footnotes are an integral part of these consolidated financial statements.

ODYNE CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006

SALES	$610,945	$242,945

COST OF SALES	1,207,080	410,213

GROSS LOSS	(596,135)	(167,268)

OPERATING EXPENSES
Research and development	1,573,594	755,429
General and administrative	1,922,244	758,283
TOTAL OPERATING EXPENSES	3,495,838	1,513,712

LOSS FROM OPERATIONS	(4,091,973)	(1,680,980)

OTHER INCOME (EXPENSE)
Interest income	62,878	14,610
Interest expense	(232,995)	(343,598)
TOTAL OTHER EXPENSE	(170,117)	(328,988)

NET LOSS	(4,262,090)	(2,009,968)

Deemed dividends	—	(3,230,791)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,262,090)	$(5,240,759)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.21)	$(0.40)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING- BASIC AND DILUTED	20,143,062	13,250,000

The accompanying footnotes are an integral part of these consolidated financial statements.

ODYNE CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY) EQUITY
For the Years Ended December 31, 2007 and 2006.

	Convertible Preferred Stock				Additional	Excess of
	Series A		Common Stock		Paid-in	Liabilities	Accumulated
	Shares	Amount	Shares	Amount	Capital	over Assets	Deficit	Total

Balance at December 31, 2005	—	$—	—	$—	$—	$(2,729,748)	$—	$(2,729,748)

Share Exchange Transaction and Recapitalization:
Beneficial conversion feature of convertible debentures					250,000			250,000
Contribution of loans payable to officers upon completion of share exchange transaction					183,559			183,559
Cancellation of liability, reinstatement of shares subject to mandatory redemption			12,000,000	12,000	1,766,496	(12,000)		1,766,496
Reclassification of S Corp accumulated deficit and excess of liabilities over assets to additional paid-in capital upon share exchange transaction					(4,141,430)	2,741,748	1,399,682	—
Shares outstanding			6,000,000	6,000	(6,000)			—
Contribution of compensation payable to officers upon completion of share exchange transaction					623,314			623,314

Private Placements Transactions:
Series A convertible preferred stock issued in private placement for cash, net of offering costs of $998,676	5,354	6			4,355,313			4,355,319
Series A Convertible Preferred stock exchanged for convertible debentures	304	—			303,570			303,570
Series A Convertible Preferred stock issued in settlement of accounts payable	13	—			13,475			13,475
Series A Convertible Preferred stock issued for services	79	—			79,000			79,000
Deemed dividend relating to beneficial conversion feature embedded in Series A Convertible Preferred stock					3,230,791		(3,230,791)	—

Changes resulting from ongoing operations:
Share based payments					11,782			11,782
Net loss	—	—	—	—	—		(2,009,968)	(2,009,968)

Balance at December 31, 2006	5,750	$6	18,000,000	$18,000	$6,669,870		$(3,841,077)	$2,846,799

Share based payments					107,884			107,884
Cashless exercises of warrants			281,657	282	(282)		—	—
Conversions of Series A Convertible Preferred
Stock to Common Shares, including 66,700
for shares converted by an officer of the company	(2,833)	(3)	3,779,771	3,779	(3,776)		—	—
Discount on convertible debentures					938,671			938,671
Sale of warrants					55,115			55,115

Net loss	—	—	—	—	—		(4,262,090)	(4,262,090)

Balance at December 31, 2007	2,917	$3	22,061,428	$22,061	$7,767,482		$(8,103,167)	$(313,621)

The accompanying footnotes are an integral part of these consolidated financial statements.

ODYNE CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,262,090)	$(2,009,968)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	105,656	19,103
Provision for bad debts	140,000	—
Provision for obsolete inventory	90,000	—
Non -cash interest	172,304	303,570
Share based payments	107,884	11,782
Series A Convertible Preferred Stock issued for services	—	79,000
Deferred rent	—	(1,732)
Changes in operating assets and liabilities:
Cash - Restricted	227,583	(227,583)
Accounts receivable	(274,243)	66,574
Inventory	(194,830)	(127,593)
Prepaid expenses and other current assets	8,367	(103,482)
Accounts payable	21,284	182,018
Accrued payroll and other operating expenses	87,089	113,248
Customer deposits	21,487	150,000
Billings in excess of costs incurred on contracts in progress	(57,500)	(8,725)
Accrued losses on contracts in progress	(23,923)	26,939
Deferred compensation payable to officers	—	231,995
Reserve for warranty	43,000	—
Accrued interest on convertible debentures	57,863	—
Development funding subject to repayment	(1,946)	57,748
NET CASH USED IN OPERATING ACTIVITIES	(3,732,015)	(1,237,106)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(78,632)	(95,572)
NET CASH USED IN INVESTING ACTIVITIES	(78,632)	(95,572)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuances of Series A Convertible Preferred Stock	—	4,355,319
Net proceeds from issuances of Convertible Debentures	2,765,624	250,000
Proceeds of loans made to the Company by officers	250,000	73,000
Repayment of loans payable to officers	(250,000)	(139,725)
Capital lease payments	(6,817)	(6,644)
Proceeds on sale of warrants	55,115	—
Net repayment under lines of credit	—	(115,830)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,813,922	4,416,120

NET (DECREASE) INCREASE IN CASH	(996,725)	3,083,442

CASH- beginning of year	3,083,942	500

CASH- end of year	$2,087,217	$3,083,942

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$2,828	$10,397
Non-cash investing and financing activities:
Equipment financed under capital lease obligations	—	11,906
Series A Convertible Preferred Stock exchanged for convertible debentures	—	303,570
Contribution of loans payable to officers upon completion of share exchange transaction	—	183,559
Contribution of compensation payable to officers upon completion of share exchange transaction	—	623,314
Recapitalization of excess of liabilities over assets into stockholders equity concurrent
with share exchange transaction	—	2,729,748
Series A Convertible Preferred Stock exchanged for accounts payable	—	13,475

The accompanying footnotes are an integral part of these consolidated financial statements.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - The Company

Organization

The accompanying consolidated financial statements presented are those of Odyne Corporation (the “Company” or “Odyne”), which was originally formed as a Subchapter S Corporation in the State of New York on August 3, 2001, and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated. The Company designs, develops, manufactures and installs Plug-in Hybrid Electric Vehicle (“PHEV”) propulsion systems for medium and heavy duty trucks and buses using its proprietary technology.

Merger of Technology Integration Group , Inc. and Odyne Corporation

Pursuant to an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), Technology Integration Group, Inc. (“TIG”), through a newly-formed acquisition subsidiary, acquired all of the outstanding common stock of the Company on October 17, 2006. TIG, in exchange for the Company’s stock, issued 12,000,000 shares of its common stock directly to the Company’s stockholders (the “Share Exchange Transaction”). Following the Share Exchange Transaction, the existing stockholders of TIG retained 6,000,000 shares of TIG’s outstanding common stock and the Company’s stockholders became the majority owners of TIG. TIG was incorporated in the State of Delaware on February 3, 1999.

Prior the Share Exchange Transaction, TIG was a publicly-traded corporation with nominal operations of its own. TIG, immediately following the Share Exchange Transaction, changed its name to Odyne Corporation and continued to carry on the operations of the Company. The Share Exchange Transaction has been accounted for as a reverse merger and recapitalization transaction in which the original Odyne is deemed to be the accounting acquirer. Accordingly, the accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of Odyne, adjusted to give retroactive effect to the recapitalization of Odyne into TIG.

NOTE 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions include revenue recognition reserves and write-downs related to receivables and inventories, the recoverability of long-term assets, deferred taxes and related valuation allowances and valuation of equity instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may be invested in money market funds, commercial paper, and certificates of deposits. Cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash, cash equivalents and accounts receivable. The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. The Company had cash balances in excess of federally insures limits of approximately $1,987,000 and $3,112,000 at December 31, 2007 and 2006, respectively. Management believes that the financial institutions that hold the Company’s deposits are financially sound and have minimal credit risk.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses on its existing accounts receivable. Account balances deemed to be uncollectible are charged to the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s customers include vehicle manufacturers, vehicle retrofitters, municipal governments, public utilities and not-for-profit organizations.

Inventory

Inventories include raw material and assembled parts. Inventories are stated at the lower of cost, determined by the first-in first out (“FIFO”) method, or market.

Revenue and Cost Recognition

•	Fixed Price Production Contracts
Revenues from fixed-price production contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. The Company considers expended cost to be the best available measure of progress on these contracts. Cost of revenues earned on fixed-price contracts includes direct contract costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect contract costs such as travel and supplies. Provisions for estimated losses on contracts in progress are made in the period in which such losses are determined. The Company’s provision for estimated losses was $3,016 and $26,939 for the years ended December 31, 2007 and 2006, respectively .

•	Completed - Contract Method
Under the completed contract method, revenue and cost of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of cost of uncompleted contracts in excess of related billings is included in inventory, and the aggregate of billings on uncompleted on uncompleted contracts in excess of related cost is shown as a liability. The Company adopted this accounting method effective January 1, 2007 in order to account for short term fixed price contracts. No revenue was recognized using this method during the year ended December 31, 2007.

•	Time and Materials Contracts
Revenues from time and materials contracts are billed, including profits, as incurred based on a fixed labor rate plus materials. No revenues were generated from time and materials contracts for the year ended December 31, 2007. Revenues generated from time and materials contracts amounted to $3,426 for the year ended December 31, 2006. Cost of revenues from time and materials contracts includes labor and materials.
Product Warranty Reserves

Product warranty reserves are established in the same period that revenue from the sale of the related products is recognized. The amounts of those reserves are based on the Company’s best estimate of the amounts necessary to settle future and existing claims on products sold as of the balance sheet date. During the year ended December 31, 2007, the Company established a warranty reserve for delivered systems in the amount of $43,000.

Research and Development

Research and development expenses include costs incurred for the experimentation, design and testing of the Company’s PHEV technology. Such costs are expensed as incurred. Research and development cost includes direct costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect costs such as travel, supplies, repairs and depreciation.

The Company has received non-refundable development funding from various governmental and/or energy related agencies, including Long Island Power Authority, the Electric Power Research Institute and the Greater Long Island Clean Cities Coalition. These research projects are funded, in part, by third parties and expensed as incurred. The Company records non refundable development funds as a reduction of research and development cost.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and development expenses, net of non-refundable development funding, for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Total research and development expense	$1,620,844	$767,929
Less: reimbursements	(47,250)	(12,500)
Net Research and Development Expense	$1,573,594	$755,429

Intangible Assets - Patents

Costs incurred to obtain patents are amortized over the remaining legal life of the patent or its economic useful life, if shorter. Patent costs are reviewed for impairment annually or whenever events or changes in business circumstance indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized if future cash flows of the related assets are less than their carrying values.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“SFAS 109”). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, SFAS No. 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. Accordingly the Company has recorded a full valuation allowance against its net deferred tax assets. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests its ability to utilize such assets. The future realization of a portion of the reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. The Company will continue to re-assess reserves on deferred income tax assets in future periods on a quarterly basis.

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”(“FIN 48”), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Prior to the aforementioned Share Exchange Transaction which occurred on October 17, 2006, the Company’s stockholders elected for the Company to be treated as an “S” corporation under subchapter “S” of the Internal Revenue Code and as a small business corporation under similar provisions of the New York State income tax code applicable to corporations. Accordingly, no income tax provision had been recorded prior to the Share Exchange Transaction as any income earned or losses incurred and any tax credits were reported by the stockholders in their individual federal and state income tax returns.

Stock-Based Compensation

The Company has adopted SFAS No. 123(R) “Share Based Payment” (“SFAS 123(R)”). This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123(R) addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

rights.Under SFAS 123(R), SBP awards are measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and results in a charge to operations.

Non-Employee Stock Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123(R) and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” (“EITF 96-18”) which requires that such equity instruments be recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests. Non-employee stock-based compensation charges are being amortized over the term of the related service period.

Net Loss Per Share

Net loss per share is presented in accordance with SFAS No. 128 “Earnings Per Share.” (“SFAS 128”) Under SFAS 128, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average shares of common stock outstanding for the period and excludes any potentially dilutive securities. Diluted earnings per share reflects the potential dilution that would occur upon the exercise or conversion of all dilutive securities into common stock. The computation of loss per share for the year ended December 31, 2007 and 2006 excludes potentially dilutive securities because their inclusion would be anti-dilutive. Loss per share retroactively includes 12,000,000 shares of common stock issued to the former stockholders of the Company in the Share Exchange Transaction, as if these shares were outstanding for all periods presented.

Shares of common stock issuable upon conversion or exercise of potentially dilutive securities at December 31 2007 and 2006 are as follows;

	2007	2006
Series A Convertible Preferred Stock	3,890,770	7,670,500
Convertible Debentures	12,800,000	—
Warrants	10,586,346	4,648,893
Options	1,975,000	505,000
Total	29,252,116	12,824,393

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of this statement on the Company’s results of operations and financial condition.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”) effective for reporting periods after December 15, 2007.  EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under Statement 123(R) and result in an income tax deduction for the employer.  A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital.  The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

available to absorb potential future tax deficiencies on share-based payments.  The Company does not expect the adoption of this pronouncement to have a material impact on its financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS No. 141R (“SFAS 141R”), “Business Combinations”, which establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141R is effective for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company expects SFAS 141R to have an impact on the accounting for any future business acquisitions as of the effective date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires a) the ownership interest in the subsidiary held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent’s equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of operations and c) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently. Entities must provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of SFAS 160 on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 -  Cash

Cash - Restricted

The terms of the October 2006 Private Placement Agreement required that the Company use $250,000 of the proceeds of this transaction during the twelve months following the closing toward establishing a comprehensive capital markets initiative. The balance of the restricted cash account was $-0- and $227,583 as of December 31 2007 and 2006, respectively . Should one or a series of related warrant exercises result in additional proceeds to the Company of at least $1,500,000, the Company would be required to deposit an additional $200,000, to be held in trust and used exclusively for additional capital markets initiatives during the twelve months following the warrant exercise. Through December 31, 2007, the Company has received no such warrant exercise proceeds.

NOTE 4 - Property and Equipment

Property and equipment consist of the following as of December 31 2007 and 2006;

	2007	2006
Equipment	$152,847	$89,181
Furniture and fixtures	43,359	28,393
Leasehold improvements	26,398	26,398
	222,604	143,972
Less: accumulated depreciation and amortization	(102,585)	(45,175)

Property and Equipment, Net	$120,019	$98,797

Property and equipment includes $22,000 of assets financed under capital lease obligations. Depreciation amounted to $57,410 and $19,103 for the years ended December 31, 2007 and 2006, respectively.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5- Deferred Financing Costs

In connection with the issuance of the Company’s 10% convertible debentures (see Note 8) the company incurred $434,376 of professional fees and other related cost associated with closing the transaction. Such costs were recorded as Deferred financing costs and are shown net of $48,246 of amortization on the accompanying consolidated balance sheet. Such costs are being amortized over the term the debentures.

NOTE 6 - Capital Lease Obligations

The Company leases equipment under capital leases in which the present value of the minimum lease payments was calculated using discount rates ranging from 9% to 18% over three-year terms. A summary of capital lease obligations that remain at December 31 2007 and 2006 are as follows:

	2007	2006
Total obligations under capital leases	$4,962	$11,779
Less: current portion of lease obligations	4,306	6,817

	$656	$4,962

Minimum lease payments due in years subsequent to December 31 2007:
For Years Ending December 31,	Amount
2008	$4,557
2009	679
Total minimum lease payments	5,236
Less: amount representing interest	274

Present Value of Minimum Lease Payments	$4,962

NOTE 7 -  Development Funding Subject to Repayment

The Company entered into a contract in which it received development funding from the New York State Energy Research & Development Authority in the amount of $3,642 and $80,428 during the years ended December 31, 2007 and 2006 respectively. Funding received under the terms of this agreement is subject to repayment based on a percentage of sales of the related invention or discovery as defined under the terms of the agreement. Funding due to be repaid under this agreement was $5,587 and $ -0- at December 31 2007 and 2006, respectively, and is included in accrued payroll and other operating expenses on the accompanying consolidated balance sheets. The obligation terminates upon the earlier of fifteen (15) years from the date of the first sale or upon repayment of the amount of funds received under the agreement. Development funding subject to repayment amounts to $238,948 and $240,894 at December 31, 2007 and 2006, respectively and is presented as a liability in the accompanying balance sheets. This contract was recently amended as described in Note 11.

NOTE 8 - Convertible Debentures

On October 26, 2007, the Company completed a private placement to five accredited investors (the “Investors”) resulting in gross proceeds of $3,200,000, pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”). The securities were offered and sold in Units, consisting of $100,000 principal amount of 10% senior secured convertible debentures (“Debentures”) and a warrant, expiring October 26, 2010, to purchase 133,333 shares of common stock at an exercise price of $.75 per share (“Warrants”).

The Company allocated the proceeds of $3,200,000 between the Debentures and the Warrants based on the relative fair value-based method. The proceeds were allocated to the value of Warrants of $938,671 as debt discount, which is being amortized over the eighteen-month life of the Debentures as additional interest expense. The warrants, including 4,266,667 issued as part of the Units sold to investors and 1,000,000 warrants issued to the placement agents in this transaction, were valued by utilizing the Black-Scholes option-pricing model with the

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

following assumptions: fair value per share of common stock $.47, volatility rate 29.95%, risk free interest rate 3.79%, expected term three years, dividend yield 0. Amortization of the discount resulted in interest expense in the amount of $172,304 for the year ended December 31, 2007. The unamortized debt discount at December 31, 2007 in the amount of $766,367 has been accounted for as a reduction of the Debentures. Accrued interest payable on the Debentures of $57,863 as of December 31, 2007 is reflected on the accompanying balance sheet.

The Debentures bear interest at 10% per year, payable quarterly in cash or freely-tradable common stock, at the Company’s option, and mature on the earlier of 18 months after the original issuance date or the completion of one or a series of related debt or equity financing transactions for minimum aggregate gross proceeds of $5,000,000. This does not include any financing transaction by a factor or commercial bank (a “Subsequent Financing”).

The Debentures are collateralized by a first priority security interest in all of the Company’s and its subsidiary’s assets. The outstanding balance of the Debentures may be converted, at the option of the holder, in whole or in part, at the earlier of 12 months after the original issuance date, into shares of Company common stock at a conversion price equal to 70% of the then market price per share of common stock, or upon the completion of a Subsequent Financing, into the securities being sold in such Subsequent Financing at an effective conversion price equal to 80% of the purchase price of those securities included in the Subsequent Financing. Notwithstanding the foregoing, the minimum conversion price will be no less than $.25 per share. Partial conversions by the Investors are permitted.

The Warrants are exercisable at any time for three years from the date of their issuance, contain customary change of control buy-out provisions and are not redeemable. The Warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of the conversion of the Debentures and certain other excluded stock issuances, or securities convertible or exercisable for shares of common stock below $.75 per share), provided that the exercise price of the Warrants may not be adjusted to less than $.25 per share as a result of the full-ratchet price protection.

Pursuant to the terms of a related Registration Rights Agreement (the “Registration Rights Agreement”), the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission as soon as possible for purposes of registering the resale of the shares of Company common stock issuable upon the conversion of the Debentures and exercise of the Warrants sold in the private placement. As required, the Company filed a registration statement in December 2007 within 60 calendar days following the closing. In the event that this registration statement is not declared effective within 180 calendar days following the closing, the Company is obligated to pay the Investors 2% in cash or stock of the face amount of the Debentures for every 30-day period, or portion thereof, that the registration statement is not declared effective for a maximum of six months, subject to the ability of the Investors to sell the underlying shares pursuant to Rule 144. Liquidated damages, should there be any, can be paid in cash or freely-tradable common stock, at the Company’s option. The Company also agreed not to file a registration statement for any additional shares of common stock until 75 days after the effective date of the aforementioned registration statement.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated there under.

NOTE 9 -  Related Parties

On February 19, 2007, an officer holding 50 shares of Series A Convertible Preferred stock exercised the conversion option which resulted in the issuance of 66,700 shares of the Company’s Common Stock to this individual (see note 8).

On June 11, 2007, an officer of the Company purchased 5,000 shares of the Company’s Common Stock at $.45 per share.

On July 26, 2007, a director of the Company purchased 27,500 shares of the Company’s Common Stock at $.27 per share.

In July 2007, in order to conserve liquidity, the President of the Company began deferring all of his salary and the Chief Executive Officer began deferring 25% of his salary. The President’s deferred salary, in the amount of $ 43,046, was repaid on November 8, 2007. The former Chief Executive Officer’s deferred salary, in the amount of $ 4,038, was repaid in accordance with the terms and conditions of his Separation Agreement on September 13, 2007.

Pursuant to an agreement between the Company and Roger M. Slotkin, our former Chief Executive Officer, effective September 8, 2007, Mr. Slotkin resigned from the Company’s board of directors.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 12, 2007, the Company received $250,000 in proceeds of a Bridge Promissory Note (“Bridge Note”) to its Chief Executive Officer. The Bridge Note included interest at 10% per annum. The Bridge Note, including interest in the amount of $1,233 was repaid in connection with the company’s October 26, 2007 Private Placement.

On October 26, 2007, AT Holdings I, LLC, an entity controlled by the company’s Chief Executive Officer, purchased $250,000 of the Company’s 10% senior secured convertible debentures.

NOTE 10 - Commitments and Contingencies

Operating Lease

The Company conducts its operations from a single facility, under a non-cancelable operating lease expiring in June 2009 requiring minimum monthly payments that increase from $5,544 to $7,708 over the term of the lease.

Future minimum rental payments under the above non-cancelable operating lease are as follows:

For the Year Ending December 31,	Amount

2008	$90,941
2009	46,252
$137,193

Rent expense amounted to approximately $87,243 and $45,932 for the years ended December 31, 2007 and 2006, respectively. Rent expense includes ($707) and $5,312 for the years ended December 31, 2007 and 2006 respectively, for the effects of recording rent expense on a straight line basis over the term of the lease.

Litigation

On January 16, 2008, a subcontractor commenced an action against Odyne Corporation and others in the Supreme Court, Suffolk County seeking to recover damages based on alleged facts concerning our commercial relationship with the plaintiff in the latter part of 2006 and the early part of 2007 which culminated in an Exclusive Sales and Marketing Agreement, whereby the plaintiff agreed to serve as the exclusive retrofitting installer of our plug-in hybrid electric propulsion systems for medium and heavy trucks and as the exclusive distributor of such vehicles in the New York metropolitan area. It is our opinion that the alleged facts, even if true, do not provide a legal basis for recovery, and we have filed a motion to dismiss the litigation on the grounds that the complaint fails to state any viable cause of action. The motion was submitted to the Supreme Court in Suffolk County on February 27, 2008 and is presently pending. Our management believes that we have a reasonable chance of succeeding in dismissing the action, although we cannot predict the outcome of the motion and the action.

Employment Agreements
In October of 2006, the Company entered into employment agreements with its Chief Operating Officer, Executive Vice President - Engineering and Chief Technology Officer, and Executive Vice President - Operations, respectively. The employment agreements have a term of three years. The employment agreements provide that each executive will receive an annual salary of $140,000 during the first year of the term with increases equal to 5% of such salary on each anniversary of the effective date of the employment agreement. In addition, each executive is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors if the Company meets or exceeds certain mutually agreed upon performance goals and (b) participate in the company’s stock option plan.

The employment agreements provide for termination of an executive’s employment without any further obligation upon the death or disability of the executive or for cause. In the event that an executive’s employment is terminated without cause or for good reason, the Company is obligated to pay such executive his salary for the remainder of the term.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 19, 2007, the Company entered into an employment agreement with Alan Tannenbaum as its new Chief Executive Officer and a member of the Board of Directors. The employment agreement has a term expiring one year after the initial closing of the Company’s financing transaction which took place on October 25, 2007. The term may be extended for additional terms of one year provided the Company gives Mr. Tannenbaum 30 days prior written notice and the Mr. Tannenbaum accepts. The employment agreement provides for a base salary at the annual rate of $145,000, starting on January 1, 2008.

Under the employment agreement, the Company agreed to grant Mr. Tannenbaum stock options to purchase an aggregate of 3,000,000 shares of the Company’s common stock. Of such stock options, options to purchase 300,000 shares were granted on October 25, 2007 at an exercise price of $.395, the closing market price on that date. The stock based compensation expense associated with these options is included in the amounts disclosed in Note12 hereunder. Options to purchase 300,000 shares will be granted on January 2, 2008, based on an exercise price equal to the closing market price of the common stock on such date. Each stock option will vest in three equal installments on the second, third and fourth anniversaries of the grant date and expire ten years after it is granted.

Options to purchase 2,400,000 shares will be granted at $.317 per share, based on the average closing market price of the common stock on the 30 consecutive trading days on and prior to the initial closing date of the private placement described in Note 8. These options are pursuant to a separate plan requiring shareholder approval, which has not yet been received and which approval is not assured. Consequently the no stock based compensation expense associated with these options has been reflected in the accompanying financial statements. Upon the date of receipt of shareholder approval, the stock based compensation expense associated with these options will be recorded as appropriate. These options will also vest in three equal installments on the second, third and fourth anniversaries of the grant date and expire ten years after it is granted.

Consulting and Royalty Agreements

In October 2006, the Company entered into an agreement with one of its outside engineering labor providers whereby it committed to paying for a minimum of 100 hours per month through December 2008. Hourly rates charged under the contract are $80 per hour in 2007 and $85 per hour in 2008. In May 2005, the Company entered into a royalty agreement with the same party that requires the Company to pay royalties for sales of systems containing certain proprietary source code used in the Company’s PHEV system. Royalty fees range from approximately $75 per vehicle to $850 per vehicle depending on cumulative volume. The Company can purchase these source codes for $165,000 in 2007 and $181,500 in 2008. For the years ended December 31, 2007 and 2006, the Company recorded $2,700 and $-0- respectively, of royalty expense under this agreement.

Research and Development Arrangements

On March 30, 2006, the Company signed a Research and Development Contract Amendment to its NYSERDA agreement to also develop and install a PHEV system into a refuse vehicle provided by a third party. The Company’s obligation under this amendment is to design and install the system and to provide NYSERDA with regular status reports. NYSERDA will provide up to $161,046 of funding for this effort. NYSERDA is entitled to a 1.5% royalty on future sales of PHEV systems used in vehicles weighing up to 33,000 pounds that utilize the Company’s PHEV propulsion system. The maximum royalty obligation that is payable under this agreement is limited to the amount of funding received, which amount will be recorded as a liability at the time such funding is received. Total funding received through December 31, 2007 amounted to $244,536.

Exclusive Retrofitting and Sales Arrangements

On March 28, 2007, the Company entered into a Sales and Marketing Agreement with a company that repairs, reconditions and retrofits medium and heavy duty trucks and buses in the western United States (“Retrofit Installer”). Under the terms of the agreement, the Company granted to the Retrofit Installer an exclusive right to retrofit vehicles (other than buses) using its PHEV system in California, Nevada and Arizona. The exclusivity granted to the Retrofit Installer is subject to certain performance requirements and other limitations contained in the agreement. Additionally, subject to certain terms and conditions contained in the agreement, the Company agreed to pay the Retrofit Installer a sales commission ranging from 2.0% to 5.0% of sales of its PHEV systems in the territory to original equipment manufacturers that do not use the Retrofit Installer as the installing company.

On April 24, 2007, the Company entered into a Memorandum of Understanding with a company that manufactures and sells vehicles that are used for aerial truck applications. Under the terms of the agreement, the Company granted the vehicle distributor an exclusive right to sell

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

vehicles with aerial truck applications using the PHEV system. The exclusivity granted to the distributor is subject to certain performance requirements and other limitations contained in the agreement.

On April 25, 2007, the Company entered into a Strategic Partnership Agreement with a company that sells buses in the western United States (“Distributor”). Under the terms of the agreement, the Company granted to the Distributor an exclusive right to sell retrofitted buses (excluding school buses) using its PHEV system in California and Nevada. The exclusivity granted to the Distributor is subject to certain performance requirements and other limitations contained in the agreement.

Under the terms of the agreement, the Company and the Distributor will build a demonstration vehicle. The Distributor will supply a vehicle in which the Company will install its PHEV system and charge the Distributor for its material cost. Additionally, subject to certain terms and conditions contained in the agreement, the Company agreed to pay the Distributor a royalty fee ranging from 3.5% to 5.0%, based on volume of bus sales, other than school buses, containing the PHEV system, by other manufacturers and Distributors in its territory. No amounts are due under this arrangement as of December 31, 2007.

NOTE 11 -  Stockholders’ Equity

Description of Common Stock
Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when funds are legally available and when declared by the Board of Directors.

Description of Preferred Stock
The Company is authorized to issue up 5,000,000 shares of “blank check” Preferred Stock, par value $.001 per share, of which 6,000 shares have been designated as Series A Convertible Preferred Stock

Description of Series A Convertible Preferred Stock

Holders of the Series A Convertible Preferred stock are entitled, at any time, to convert their shares of Series A Convertible Preferred stock into common stock, without any further payment. Each share of Series A Convertible Preferred stock is initially convertible into 1,334 shares of common stock. The number of shares of common stock issuable upon conversion of the Series A Convertible Preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of the Company’s common stock, an issuance of common stock or other securities as a dividend or distribution on the common stock, a reclassification, exchange or substitution of the common stock or a capital reorganization. In the event of a subsequent issue of common stock for cash consideration at a price less than $.75 per share, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which the common stock is issued.

Upon a merger or consolidation of the Company with or into another Company, or any transfer, sale or lease by the Company of its common stock or assets, the Series A Convertible Preferred stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the Series A Convertible Preferred stock are entitled to receive, or into which the Series A Convertible Preferred stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Holders of Series A Convertible Preferred stock are entitled to vote their shares on an as-converted to common stock basis, and shall vote together with the holders of the common stock, and not as a separate class.

In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Convertible Preferred stock will be entitled to receive out of the Company’s assets available for distribution to its stockholders, before any distribution is made to holders of Company common stock, liquidating distributions in an amount equal to $1,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A Convertible Preferred stock are entitled, holders of the Series A Convertible Preferred stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the Series A Convertible Preferred stock is convertible at the conversion rate then in effect. The Series A Convertible Preferred Stock holders do not have redemption rights.

Holders of the Series A Convertible Preferred stock will not be entitled to receive dividends except to the extent that dividends are declared on the common stock. Holders of the Series A Convertible Preferred stock are entitled to receive dividends paid on the common stock based

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

on the number of shares of common stock into which the Series A Convertible Preferred stock are convertible on the record date of such dividend.

If the closing bid price of the Company’s common stock is above $5.00 per share for a period of thirty consecutive trading days, then each share of the Series A Convertible Preferred stock automatically converts into the number of shares of common stock at the conversion rate then in effect.

Share Exchange Transaction
As described in Note 1 the Company completed a Share Exchange Transaction on October 17, 2006. Prior to the completion of the Share Exchange Transaction, the Company’s four principal stockholders owned, in the aggregate 10,588 shares of the Company’s stock which, under the terms of a stockholders agreement dated January 1, 2004, was subject to mandatory redemption upon the death of any such stockholder at a redemption price of $167 per share. In accordance with SFAS 150, the Company presented these shares in its balance sheet as an excess of liabilities over assets since such shares were subject to a mandatory redemption requirement. The stockholders agreement was terminated upon the completion of the Share Exchange Transaction. Accordingly, upon completion of the Share Exchange Transaction, the excess of liabilities over assets was reclassified as permanent capital to reflect their recapitalization into TIG common stock. In addition, the Company reclassified the amount of its accumulated deficit, which represents losses incurred in periods in which the Company maintained its status as a Subchapter S Corporation, into additional paid in capital.

The Share Exchange Transaction was treated as a recapitalization for accounting purposes since the Company was deemed to be the accounting acquirer in this transaction. TIG had 6,000,000 shares of common stock outstanding at the time of the Share Exchange Transaction.

Private Placement of Series A Convertible Preferred Stock

Pursuant to a Confidential Private Placement Memorandum dated July 27, 2006, the Company initiated a proposed $5,000,000 Private Placement which would, for each $1,000 Unit purchased, result in the issuance of (i) one share of Series A Convertible Preferred Stock and (ii) warrants (“Investor Warrants”) to purchase 667 shares of the Company’s common stock with a contractual terms of four years. The minimum amount of the Series A Convertible Preferred Financing was $3,500,000 (“Minimum Amount”) and the maximum amount was $5,000,000. As described in Note 11, the Convertible Debenture holders were mandatory obligated to exchange their Convertible Debentures for such number of units that would result in a 120% exchange premium over the principal value of the Convertible Debentures.

The Company has agreed to file a registration statement with the Securities and Exchange Commission on or before 180 days after each closing date. The registration rights stipulated in the investor subscription agreements provide the payment of liquidated damages payable in such number of shares of common stock equal to 2% of the registerable shares up to a maximum of 20%

As a component of the Series A Convertible Preferred stock, holders were issued Investor Warrants to purchase a total of 3,835,271 shares of common stock at an exercise price of $1.00 per share expiring on October 16, 2010. The Company determined that the preferred stock was issued with an effective beneficial conversion feature for which it recorded a deemed dividend of $3,230,791 an allocation of the proceeds to the relative fair values of the preferred stock and the warrants.

The Investor Warrants may be redeemed in whole or in part by the Company upon 30 days written notice, at a price of $.05 per share, provided (i) the average closing price of the common stock exceeds $3.00 per share for a period of 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given and the registration statement to be filed by the Company registering the common stock issued pursuant to the private placement is then effective or (ii) that the Company reports revenues in accordance with generally accepted accounting principles of at least $3.0 million for the four full reporting quarters subsequent to the closing and the resale registration statement to be filed by the Company registering the common stock issued in the private placement is then effective.

The Investor Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events. Prior to exercise, the Investor Warrants do not confer upon holders any voting or any other rights as a stockholder. All of the Investor Warrants issued in these transactions are exercisable by the holders at any time.

The Company evaluated whether in accordance with the provisions of SFAS 150 and EITF Topic D-98, the Series A Convertible Preferred contained any features that permit the holder to settle such for shares for cash. The Company determined, based on the rights and privileges specified in the certificate of designation that there are currently no provisions that would permit the holders to redeem these shares for cash

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

that are not solely with the Company’s control. The Company performs a classification assessment at each reporting date to determine whether a reclassification of these shares may be necessary.

The Company also evaluated the conversion option embedded in the Series A Convertible Preferred stock to determine whether, in accordance with SFAS 133 such conversion option should be bifurcated from its host instrument and accounted for as free standing derivative financial instrument. The Company determined that the conversion option meets the clearly and closely related criteria provide for in paragraph 61(l) of the implementation guidance in Appendix A to SFAS 133. Accordingly, the conversion feature was accounted for as an embedded conversion option.

Commencing October 17, 2006 through December 13, 2006, the Company issued 5,750 Units to investors including (i) 5,354 Units issued for cash in three separate closings, (ii) 304 issued to the Convertible Debenture holders as described in Note 11, (iii) 13 issued in settlement of certain trade accounts payable, and (iv) 70 issued to a non-employee for corporate finance advisory services.

The Company completed its first closing of 3,033 Units on October 17, 2006. This closing included 2,651 units issued for gross proceeds amounting to $2,650,500 (net proceeds of $2,148,375 after the payment of transaction expenses amounting to $502,125). This closing resulted in the issuance of 3,033 shares of Series A Convertible Preferred stock convertible into 4,046,022 share of common stock plus Investor Warrants to purchase up to 2,023,011 shares of common stock at an exercise price of $1.00 per share.

The Company also issued at the time of this closing 303.57 Units in exchange for the Convertible Debentures described in Note 11. This exchange resulted in the issuance of 303,570 shares of Series A Convertible Preferred stock convertible into 404,962 shares of common stock plus Investor Warrants to purchase up to 202,481 shares of common stock at an exercise price of $1.00 per share.

The fair value of Investor Warrants issued in this closing amounted to $ 2,023,011 using the Black-Scholes option-pricing model with the following assumptions: fair value per share of common stock $ .75, term of 4 years, volatility of 65.36%, risk-free interest rate of 4.73%, and dividend yield of 0%.

The Company determined, based upon an allocation of the proceeds to the fair values of the Series A Preferred Stock and Investor Warrants in this closing, that the effective conversion price embedded in the Series A Convertible Preferred Shares amounts to $.35 per share. Accordingly, the Company recorded a deemed dividend in the amount of $513,821 based upon the effective conversion price embedded in the preferred shares times the number of shares issuable upon conversion.

On October 17, 2006, the Company also issued 79 Units with a fair volume of 79,000 as stock based compensation to a non-employee for corporate finance advisory services. The Units were fully vested and non-forfeitable at the date of issuance

The Company completed its second closing of 2,366.97 Units on October December 6, 2006. This closing included 2,355 units issued for gross proceeds amounting to $2,366,970, net proceeds of $2,095,560 after the payment of transaction expenses amounting to $259,910. This closing resulted in the issuance of 2,366,970 shares of Series A Convertible Preferred stock convertible into 3,157,538 share of common stock plus Investor Warrants to purchase up to 1,587,768 shares of common stock at an exercise price of $1.00 per share.

The Company also issued at the time of this closing 11.5 Units in settlement of $11,500 of trade accounts payable. This exchange resulted in the issuance of 11,500 shares of Series A Convertible Preferred stock convertible into 15,341 shares of common stock plus Investor Warrants to purchase up to 7,670 shares of common stock at an exercise price of $1.00 per share.

The fair value of Investor Warrants issued in this closing amounted to $ 2,934,561 using the Black-Scholes option-pricing model with the following assumptions: fair value per share of common stock $2.50, term of 4 years, volatility of 66.64% risk-free interest rate of 4.44%, and dividend yield of 0%.

The Company determined, based upon an allocation of the proceeds to the fair values of the Series A Preferred Stock and Investor Warrants in this closing, that the effective conversion price embedded in the Series A Convertible Preferred Shares amounts $1.86 per share. Accordingly, the Company recorded a deemed dividend in the amount of $2,366,970 based upon the effective conversion price embedded in the preferred shares times the number of shares issuable upon conversion.

The Company completed its third closing of 350 Units on October December 13, 2006. This closing included 348 units for gross proceeds amount to $ 348,025, net proceeds of $320,025 after the payment of transaction expenses amounting to $28,000. This closing resulted in the

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

issuance of 350,000 shares of Series A Convertible Preferred stock convertible into 466,900 shares of common stock plus Investor Warrants to purchase up to 223,450 shares of common stock at an exercise price of $1.00 per share.

The Company also issued at the time of this closing 1.98 Units in settlement of $1,980 of trade accounts payable. This exchange resulted in the issuance of 1,980 shares of Series A Convertible Preferred stock convertible into 2,641 shares of common stock plus Investor Warrants to purchase up to 13,206 shares of common stock at an exercise price of $1.00 per share.

The fair value of Investor Warrants issued in this closing amounted to $295,631 using the Black-Scholes option-pricing model with the following assumptions: fair value per share of common stock $1.85, term of 4 years, volatility of 66.82%, risk-free interest rate of 4.50%, and dividend yield of 0%.

The Company determined, based upon an allocation of the proceeds to the fair values of the Series A Preferred Stock and Investor Warrants in this closing, that the effective conversion price embedded in the Series A Convertible Preferred Shares amounts $ 1.27 per share. Accordingly, the Company recorded a deemed dividend in the amount of $350,000 based upon the effective conversion price embedded in the preferred shares times the number of shares issuable upon conversion.

The placement agents received warrants to purchase an aggregate of 512,958 shares of common stock at an exercise price of $.75 per share expiring on October 16, 2010. In connection with the transaction, the Company also issued four-year warrants to purchase 234,019 shares of the Company’s common stock to consultants at an exercise price of $.75 per share. The fair value of these warrants was $183,340 which was treated as a cost of the private placement. Additional expenses incurred in connection with these closings amounted to an aggregate of $208,641. These expenses were accounted for as a reduction of the offering proceeds by recording a charge to additional paid in capital.

Conversions of Series A Convertible Preferred Stock

During the year ended December 31, 2007, holders of 2,833 shares of Series A Convertible Preferred stock elected to convert their preferred shares into 4,061,428 shares of common stock. These exercises included, on February 19, 2007, an officer holding 50 shares of Series A Convertible Preferred stock exercising the conversion option which resulted in the issuance of 66,700 shares of the Company’s Common Stock to this individual (Note 9).

Common Stock Purchase Warrants

A summary of the status of the Company’s outstanding common stock purchase warrants is as follows:

	Number of options	Weighted average exercise price
Outstanding at January 1, 2006	0	$0
Granted	4,648,915	$0.96
Exercised	0	$0
Outstanding at December 31,2006	4,648,915	$0.96

Granted	6,371,667	$0.81
Exercised	(434,236)	$0.75
Outstanding at December 31, 2007	10,586,346	$0.87

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants issued

During the year ended December 31, 2006 the company did not issue any warrants for non - employee services. During the year ended December 31, 2007, the Company issued 105,000 common stock purchase warrants to non-employees for services with exercise prices ranging from $1.60 to 1.99 per share for consulting services as follows:

Grant Date	Number of Shares	Exercise Price	Expiration Date	Unit Fair Value	Total Fair Value

1/25/2007	50,000	$1.60	1/25/2009	$1.23	$61,987
2/5/2007	25,000	$1.99	2/5/2011	$.78	$19,524
4/18/07	30,000	$1.70	4/18/2012	$1.00	$30,283

The fair value of these awards was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: fair value of common stock $1.06; volatility rate 65.36%; risk free interest rate 4.77%; expected term 2 years; dividend yield 0%.

Warrants sold

On December 18, 2007 the company sold a warrant to purchase 1,000,000 shares of Odyne common stock for $55,115 to one of its customers. The warrants have an exercise price of $1.00 per share and expire December 18, 2010.

Warrants exercised

During the year ended December 31, 2007 placement agents involved in the Private Placement (Note 8) exercised the cashless exercise provision with respect to 400,902 warrants and received 267,268 shares of common stock of the Company.

During the year ended December 31, 2007 individuals that received warrants in connection with the issuance of convertible debentures in October of 2006 exercised the cashless exercise provision with respect to 33,334 warrants and received 14,389 shares of common stock of the Company.

NOTE 12 -  2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on October 16, 2006 and approved by the Company’s stockholders on October 17, 2006. Awards to purchase an aggregate of 3,000,000 shares of common stock may be granted under the Plan to employees, consultants and non-employee directors. Under the Plan, the Company is authorized to issue Incentive Stock Options intended to qualify under Section 422 of the Code, non-qualified options, SARS, restricted stock, bonus shares and dividend equivalents.

On March 1, 2007, the Company issued 20,000 stock options to a newly hired employee at an exercise price of $1.65 per share, The fair value of this award was estimated to be $15,800 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value of common stock $1.65 volatility rate 65.36%; risk free interest rate 4.77%; expected term 4 years; dividend yield 0%.

On May 29, 2007, the Company issued 20,000 stock options to a newly hired employee at an exercise price of $.65 per share, The fair value of this award was estimated to be $7,541 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value of common stock $.65 volatility rate 73.21%; risk free interest rate 4.82%; expected term 4 years; dividend yield 0%.

On September 19, 2007, the Company granted 600,000 stock options to its Chief Executive Officer; (a) 300,000 stock options at an exercise price of $.47 per share. The fair value of this award was estimated to be $47,190 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value of common stock $.47 volatility rate 35.42%; risk free interest rate 3.915%; expected term 4 years; dividend yield 0 and (b) 300,000 stock options at an exercise price of $.71 per share, The fair value of this award was estimated to be $71,700 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value of common stock $.71 volatility rate 37.50%; risk free interest rate 3.85%; expected term 4 years; dividend yield 0%.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 23, 2007, the Company issued 725,000 stock options to key employees and directors at an exercise price of $.395 per share. The fair value of this award was estimated to be $95,990 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $.395 volatility rate 35.42%; risk free interest rate 3.96%; expected term 4 years; dividend yield 0%.

On December 12, 2007, the Company granted 135,000 stock options to key employee and a consultant at an exercise price of $.53 per share, The fair value of this award was estimated to be $27,733 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $.53 volatility rate 36.41%; risk free interest rate 3.265%; expected term 4 years; dividend yield 0%.

The volatility rate used for December 31, 2007 transactions was based upon the rates obtained from the Dow Jones Select Micro-Cap Index for appropriate historical periods upon which to develop a more reasonable estimate of volatility for the Company’s stock. Management believes that this result is more indicative of the Company’s actual volatility. The volatility rate used for December 31, 2006 ransactions was developed based on rates obtained from a similar company whose shares are publicly traded and have sufficient trading history upon which to develop a reasonable estimate. The Company has limited historical data upon which to base an expected term. Accordingly, the expected term of four years represents management’s best estimate of the period of time in which grantees would likely hold their options until realizing the benefit through their exercise. The Company has estimated that based upon assumed employee retention, 80% of the options granted entitled to vest by their terms, will actually vest annually. It believes that this rate is reasonable until such time as it develops reliable historical data.

A summary of option activity for the years ended December 31, 2007 and 2006 is as follows:

			Weighted -
		Weighted -	Average
		Average	Remaining
		Exercise	Contractual
Options	Shares	Price	Term in Years
Outstanding January 1, 2006	-0-	$0

Granted	505,000	0.75	8.8
Exercised	—
Forfeited or expired	—
Outstanding December 31, 2006	505,000	$0.75	8.8
Exercisable at December 31, 2006	—

Granted	1,500,000	0.49	9.8
Exercised	—
Forfeited or expired	(30,000)	0.40
Outstanding December 31, 2007	1,975,000	$0.56	9.6
Exercisable at December 31, 2007	—

These options, which include 1,800,000 shares granted to employees and directors and 175,000 shares to non-employees pursuant to the terms of certain consulting agreements, vest over four years and feature a contractual term of ten years.

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

		Weighted -
		Average
		Fair
Options	Shares	Value
Outstanding January 1, 2006	-0-	$-0-

Granted	505,000	212,150
Exercised	—
Forfeited or expired	—
December 31, 2006	505,000	$212,150

Granted	1,500,000	261,954
Exercised	—
Forfeited or expired	(30,000)	(3,960)
December 31, 2007	1,975,000	$470,144

At December 31, 2007, the aggregate intrinsic value of options outstanding, based on the December 31, 2007 closing price of the Company’s common stock ($.70 per share) amounted to $280,175. At December 31, 2006, the aggregate intrinsic value of options outstanding, based on the December 29, 2006 closing price of the Company’s common stock ($1.61 per share) amounted to $434,000. There were no options exercisable at December 31, 2007 and 2006. As described above, the Company has estimated that based upon assumed employee retention, 80% of the options granted entitled to vest by their terms, will actually vest annually. There were no options exercisable at December 31, 2006. As described above the company expects eighty percent of these stock options to vest annually.

As of December 31, 2007 and 2006 there was $397,833 and $200,368 of unrecognized compensation cost related to non-vested share-based compensation arrangements, respectively. These costs are expected to be recognized over a weighted-average period of 3.5 years. These amounts exclude the stock compensation expense associated with the issuance of the 2,400,000 stock options pursuant to the employment agreement with the CEO of the Company (Note 10).

NOTE 13 -  Income Taxes

As describe in Note 3, the Company adopted FIN 48 effective January 1, 2007. FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

The Company and its subsidiary intend to file consolidated federal and state, in New York, income tax returns. The consolidated group for this purpose includes TIG and the subsidiary it formed to acquire the stock of Odyne through the Share Exchange Transaction completed on October 17, 2006.  TIG, previous to the Share Exchange Transaction, had nominal operations and a net operating loss of approximately $50,000.  The initial period of tax reporting with respect to the subsidiary is for the period of October 17, 2006 through December 31, 2006. TIG (previous to the Share Exchange Transaction) filed Federal and State income tax returns for the years ended December 31, 2003, 2004, 2005 that have not been examined by the applicable Federal and State tax authorities. The Company’s consolidated tax return for the year ended December 31, 2006 have also not been examined by Federal and state tax authorities.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 did not have a material effect on the Company financial statements. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required as a component of its income tax provision.

At December 31, 2007, the Company has federal and state net operating loss carryforwards available to offset future taxable income, if any, of approximately $4.6 million expiring at various times through 2027. The Company’s determination of the amount of its net operating loss carryforwards (“NOL’s”) includes approximately $50,000 associated with TIG that arose prior to the completion of the share exchange transaction. These NOL’s may become subject to a substantial limitation under the “Change of Ownership” provisions under Section 382 of

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the Internal Revenue Code and similar state provisions. Such limitations are likely to result in the expiration of these net operating losses prior to their utilization.

The tax effects of significant temporary differences which give rise to the Company’s deferred tax assets and liabilities at December 31, 2007 and 2006 are as follows:

	2007	2006

Net Operating Losses	$1,776,000	$210,000
Accounts receivable	56,000
Inventories	35,000	—
Accrued Expenses and reserves	21,000	18,000
Stock Based Compensation	47,000	5,000
	1,935,000	233,000
Valuation Allowance	(1,935,000)	(233,000)
Net Deferred Tax Asset	$—	$—

The Company’s recorded income benefit, net of the change in the valuation allowance for the each of the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Current
Federal	$—	$—
State	—	—

Deferred
Federal	(1,484,000)	(183,000)
State	(218,000)	(30,000)
	1,702,000)	(213,000)
Change in valuation allowance	1,702,000	213,000

	$—	$—

Pursuant to SFAS No. 109 “Accounting for Income Taxes,” management has evaluated the recoverability of the deferred income tax assets and the level of the valuation allowance required with respect to such deferred income tax assets. After considering all available facts, the Company fully reserved for its deferred tax assets because it is more likely than not that their benefit will not be realized in future periods. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfies the realization standard of SFAS No. 109, the valuation allowance will be reduced accordingly. A reconciliation of the expected Federal statutory rate of 34% to the Company’s actual rate as reported for each of the years ended December 31, 2007 and 2006 is as follows:

	2007	2006

Expected statutory rate	(34)%	(34)%
State income tax rate, net of Federal benefit	(5)%	(5)%
Permanent Differences:
S Corporation losses	—%	27%
Non-cash interest charges	—%	1%
	(39)%	(11)%
Valuation allowance	39%	11%
	—%	—%

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - Employee Benefit Plan

Effective April 1, 2007, the Company established the Odyne Corporation 401(k) Profit Sharing Plan (the “Plan”) pursuant to Internal Revenue Service rules and regulations, under which eligible employees may choose to make salary reduction contributions. The Company may make a matching voluntary contribution in the amount determined by a uniform percentage of each employee’s contribution that does not exceed a Company specified percentage of defined total employee’s compensation for the year or a fixed dollar amount and a discretionary contribution that would be allocated equally as a percentage of that year’s 401k plan employee deferrals, excluding highly compensated employees, as defined.

In order to be eligible for the Plan, an employee must be 21 years of age. In order to qualify for matching contributions, an employee must have 1000 hours of service in the year and be employed on the last day of the calendar year. An individual employee vests in the employer’s voluntary matching contribution 25% after one year of service, 50% after two years of service, 75% after three years of service and 100% after four years of service.

The Company made no contributions to the Plan for the year ended December 31, 2007.

NOTE 15 -  Subsequent Events

Between January 1, 2008 and March 27, 2008, 30 shares of Series A Convertible Preferred stock were converted into 40,020 shares of the Company’s common stock.

On March 27, 2008, the Company completed a private placement to institutional accredited investors, pursuant to the terms of a securities purchase agreement. Under the terms of the agreement, the Company sold 11,666,667 shares of its common stock at $.60 per share. As part of this transaction, the investors also received warrants to purchase 11,666,667 shares of the Company’s common stock at $.72 per share. The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection. The Company received $7,000,000 in gross proceeds in connection with this private placement.

ODYNE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$5,602,238	$2,087,217
Accounts receivable, net of reserves of $143,000	272,183	158,333
Inventory, net of reserves of $38,000 and $90,000 respectively	354,677	237,423
Prepaid insurance	59,955	103,168
Total current assets	6,289,053	2,586,141

Property and equipment, net	125,380	120,019
Deferred financing costs, net	241,338	386,130
Other assets	24,000	24,000
TOTAL ASSETS	$6,679,771	$3,116,290

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$345,076	$270,538
Accrued payroll and other operating expenses	190,056	206,464
Customer deposits	96,531	171,487
Accrued losses on contracts in progress	12,572	3,016
Reserve for warranty	32,086	43,000
Accrued interest on convertible debentures	79,781	57,863
Current maturities of capital lease obligations	2,844	4,306
Current portion of convertible debentures, net of discount	2,901,683	—
Total current liabilities	3,660,629	756,674

Capital lease obligations, net of current maturities	—	656
Development funding subject to repayment	238,948	238,948
Convertible debentures, net of discount	—	2,433,633
TOTAL LIABILITIES	3,899,577	3,429,911

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)

Preferred stock, $0.001 par value, 4,994,000 shares authorized, 0 shares issued and outstanding	—	—
Series A Convertible Preferred Stock, $0.001 par value; 6,000 authorized; 2,382 and 2,917 shares issued and outstanding respectively, liquidation rights $ 1,000 per share	2	3
Common stock, $0.001 par value per share; 95,000,000 shares authorized; 34,787,581 and 22,061,428 shares issued and outstanding, respectively	34,788	22,061
Additional paid-in-capital	14,216,278	7,767,482
Accumulated deficit	(11,470,874)	(8,103,167)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	2,780,194	(313,621)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$6,679,771	$3,116,290

The accompanying footnotes are an integral part of these condensed consolidated financial statements

ODYNE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

SALES	$258,374	$299,274	$419,014	$322,056

COST OF SALES	647,687	464,305	976,845	585,036

GROSS LOSS	(389,313)	(165,031)	(557,831)	(262,980)

OPERATING EXPENSES
Research and development	391,394	370,880	780,401	879,234
General and administrative	684,114	545,869	1,426,090	982,870
TOTAL OPERATING EXPENSES	1,075,508	916,749	2,206,491	1,862,104

LOSS FROM OPERATIONS	(1,464,821)	(1,081,780)	(2,764,322)	(2,125,084)

OTHER INCOME (EXPENSE)
Interest income	20,170	16,159	28,505	43,608
Interest expense	(318,152)	(472)	(631,890)	(1,027)
TOTAL OTHER INCOME (EXPENSE)	(297,982)	15,687	(603,385)	42,581

NET LOSS	$(1,762,803)	$(1,066,093)	$(3,367,707)	$(2,082,503)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.05)	$(0.05)	$(0.12)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING- BASIC AND DILUTED	34,145,691	19,646,136	28,546,223	18,982,981

The accompanying footnotes are an integral part of these condensed consolidated financial statements

ODYNE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
For the Six Months Ended June 30, 2008
(UNAUDITED)

	Convertible Preferred Stock				Additional
	Series A		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2008	2,917	$3	22,061,428	$22,061	$7,767,482	$(8,103,167)	$(313,621)

Share based payments				—	71,760	—	71,760
Conversions of Series A Convertible
Preferred Stock to common shares	(535)	(1)	881,855	882	(881)	—	—
Sale of 11,666,666 shares of common stock,
net of offering costs of $696,265			11,666,666	11,667	6,292,068	—	6,303,735
Payment of interest on convertible debentures			177,632	178	85,849	—	86,027
Net loss				—	—	(3,367,707)	(3,367,707)

Balance at June 30, 2008	2,382	$2	34,787,581	$34,788	$14,216,278	$(11,470,874)	$2,780,194

The accompanying footnotes are an integral part of these condensed consolidated financial statements

ODYNE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,367,707)	$(2,082,503)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	180,653	27,526
Provision for obsolete inventory	(52,000)	—
Amortization of discount on convertible debentures	468,050	—
Share based payments- interest on debentures	86,027	—
Share based payments- compensation	71,760	70,810
Changes in operating assets and liabilities:
Cash - restricted	—	146,969
Accounts receivable	(113,850)	(174,500)
Inventory	(65,254)	(151,319)
Prepaid expenses and other current assets	43,213	49,636
Accounts payable	74,538	(2,763)
Accrued payroll and other operating expenses	(16,408)	(28,018)
Customer deposits	(74,956)	(34,921)
Accrued losses on contracts in progress	9,556	(12,408)
Reserve for warranty	(10,914)	—
Accrued interest on convertible debentures	21,918	—
NET CASH USED IN OPERATING ACTIVITIES	(2,745,374)	(2,191,491)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(41,222)	(47,970)
NET CASH USED IN INVESTING ACTIVITIES	(41,222)	(47,970)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	6,303,735	—
Capital lease payments	(2,118)	(3,653)
Developmment funding subject to repayment	—	3,642
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,301,617	(11)

NET INCREASE (DECREASE) IN CASH	3,515,021	(2,239,472)

CASH- beginning of period	2,087,217	3,083,942

CASH- end of period	$5,602,238	$844,470

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$51,776	$1,027
Non-cash investing and financing activities:
Cashless exercise of warrants	—	282
Conversion of Series A Convertible preferred stock into Common Stock	882	2,512

The accompanying footnotes are an integral part of these condensed consolidated financial statements

ODYNE CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Nature of Operations and Summary of Significant Accounting Policies

Odyne Corporation (together with its wholly owned subsidiary, the “Company”) designs, develops, manufactures and installs Plug-in Hybrid Electric Vehicle (“PHEV”) propulsion systems for medium and heavy duty trucks and buses using its proprietary technology.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions include revenue recognition reserves and write-downs related to receivables and inventories, the recoverability of long-term assets, deferred taxes and related valuation allowances and valuation of equity instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may be invested in money market funds, commercial paper, and certificates of deposits. Cash equivalents are carried at cost, which approximates fair value.

Revenue and Cost Recognition

•	Fixed Price Production Contracts
Revenues from fixed-price production contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. The Company considers expended cost to be the best available measure of progress on these contracts. Cost of revenues earned on fixed-price contracts includes direct contract costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect contract costs such as travel and supplies. Provisions for estimated losses on contracts in progress are made in the period in which such losses are determined. The Company’s provision for estimated losses was $12,572 and $14,531 as of June 30, 2008 and 2007, respectively.

•	Completed - Contract Method
Under the completed contract method, revenue and cost of individual contracts are included in operations in the period during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of cost of uncompleted contracts in excess of related billings is included in inventory, and the aggregate of billings on uncompleted contracts in excess of related cost is shown as a liability. The Company adopted this accounting method effective January 1, 2007 in order to account for short term fixed price contracts.

•	Time and Materials Contracts
Revenues from time and materials contracts are billed, including profits, as incurred based on a fixed labor rate plus materials. Cost of revenues from time and materials contracts includes labor and materials.

Research and Development

Research and development expenses include costs incurred for the experimentation, design and testing of the Company’s PHEV technology. Such costs are expensed as incurred. Research and development cost includes direct costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect costs such as travel, supplies, repairs and depreciation.

The Company has received non-refundable development funding from various governmental and/or energy related agencies, including Long Island Power Authority, the Electric Power Research Institute and the Greater Long Island Clean Cities Coalition. These research projects are funded, in part, by third parties and expensed as incurred. The Company records non refundable development funds as a reduction of research and development cost. The Company did not receive any non-refundable development funding during the six months ended June 30, 2008 and 2007, respectively.

Stock-Based Compensation

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share Based Payment” (“SFAS 123(R)”). This statement is a revision of SFAS No. 123, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, and its related implementation guidance. SFAS 123(R) addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), SBP awards are measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and results in a charge to operations.

Non-Employee Stock Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123(R) and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), which requires that such equity instruments be recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests. Non-employee stock-based compensation charges are being amortized over the term of the related service period.

Net Loss Per Share

Net loss per share is presented in accordance with SFAS No. 128 “Earnings Per Share” (“SFAS 128”). Under SFAS 128, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average shares of common stock outstanding for the period and excludes any potentially dilutive securities. Diluted earnings per share reflects the potential dilution that would occur upon the exercise or conversion of all dilutive securities into common stock. The computation of loss per share for the three and six months ended June 30, 2008 and 2007 excludes potentially dilutive securities because their inclusion would be anti-dilutive.

Shares of common stock issuable upon conversion or exercise of potentially dilutive securities at June 30, 2008 and 2007 are as follows:

	2008	2007
Series A Convertible Preferred Stock	3,970,159	5,128,070
Convertible Debentures	12,800,000	—
Warrants	23,303,013	4,319,680
Options	4,745,000	545,000
Total	44,818,172	10,022,750

Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued Staff Position (“FSP”) No. 157-2 which delays the effective date of SFAS 157 one year for all nonfinancial assets and nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis. In accordance with FSP 157-2, the Company is currently evaluating this impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159, which was effective for fiscal years beginning after November 15, 2007, had no impact on the financial statements.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123(R) and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS 141(R)”), and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS 141(R) and SFAS 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. There is no impact on the Company of the pending adoption of SFAS 141(R) and SFAS 160 on the consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP No. 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. There is no impact on the Company of the pending adoption of FSP No. 142-3 on the consolidated financial statements.

In June 2008, the FASB ratified the consensus reached on EITF Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” EITF 07-05 is effective for financial statement issued for fiscal years beginning after December 15, 2008. Early adoption for an existing instrument is not permitted. The Company is currently evaluating the impact of the pending adoption of EITF 07-05 on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 - Liquidity and Capital Resources

The Company’s net loss amounted to $3,367,707 for the six months ended June 30, 2008. The Company’s accumulated deficit amounted to $11,470,874 at June 30, 2008. The Company also used $2,745,374 of cash in its operating activities during the six months ended June 30, 2008. As of June 30, 2008 the Company has $2,628,424 of working capital available to fund its operations which assumes payment, in cash of its $3,200,000 of convertible debentures which are due on April 26, 2009.

On March 27, 2008, the Company completed a private placement to institutional accredited investors, pursuant to the terms of a securities purchase agreement. The Company received $7,000,000 and $6,303,735 in gross and net proceeds, respectively, in connection with this private placement. Under the terms of the agreement, the Company sold 11,666,667 shares of its common stock at $.60 per share to accredited private investors (the “Investors”). As part of this transaction, the Investors also received warrants to purchase 11,666,667 shares of the Company’s common stock at $.72 per share. The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection. As part of this transaction, placement agents received warrants to purchase 1,050,000 shares of the Company’s common stock at $.72 per share. The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share).

The Company believes it may not have sufficient capital resources to sustain operations through June 30, 2009. The Company must obtain additional capital and increase revenue in order to ensure it has the capital resources it needs to pursue its planned operations. If the Company is unable to obtain additional capital, it will have to implement cost cutting plan, reduce the size of its operating structure, and/ or sell assets to conserve its liquidity. Although the Company’s completion of its private placement substantially improved its overall liquidity, the Company must still devote substantially all of its capital resources to its research and development activities, developing its manufacturing infrastructure and penetrating possible markets for its PHEV propulsion system. The Company needs to raise additional funds to achieve full commercialization of its PHEV system and continue the pursuit of its business plan. The Company also cannot provide any assurance that it will ultimately be successful in its efforts to fully commercialize its PHEV propulsion system.

NOTE 3 - Basis of Presentation and Business Organization

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These condensed consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2007 and notes thereto of the Company included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results for the full fiscal year ending December 31, 2008.

NOTE 4 - Development Funding Subject to Repayment

The Company entered into a contract for development funding from the New York State Energy Research & Development Authority. The Company received $-0- and $3,642 under this contract during the six months ended June 30, 2008 and 2007, respectively. Funding received under the terms of this agreement is subject to repayment based on a percentage of sales of the related invention or discovery as defined under the terms of the agreement. The company repaid $5,587 and $ -0- under this agreement during the six months ended June 30, 2008 and 2007, respectively. The obligation terminates upon the earlier of 15 years from the date of the first sale or upon repayment of the amount of funds received under the agreement. Development funding subject to repayment amounts to $238,948 at June 30, 2008 and December 31, 2007 and is presented as a liability in the accompanying balance sheets.

NOTE 5 - Convertible Debentures

On October 26, 2007, the Company completed a private placement to five accredited investors (the “Investors”) resulting in gross proceeds of $3,200,000, pursuant to the terms of a Subscription Agreement. The securities were offered and sold in Units, consisting of $100,000 principal amount of 10% senior secured convertible debentures and a warrant, expiring October 26, 2010, to purchase 133,333 shares of common stock at an exercise price of $.75 per share.  As a result of the Company’s March 27, 2008, private placement transaction the exercise price of the warrants was reduced to $.60 per share. The company paid $51,616 in cash and issued 117,632 shares of its common stock for payment of interest on these debentures during the six months ended June 30 2008. The maturity date of the debentures is April 26, 2009.

NOTE 6 - Related Parties

On April 2, 2008 the Company paid $10,753 in interest on its 10% senior secured convertible debentures to AT Holdings I, LLC, an entity controlled by the company’s Chief Executive Officer. On July 9, 2008 the Company issued 9,110 of its common stock in payment of interest on the 10% senior secured convertible debentures to AT Holdings I, LLC.

NOTE 7 - Commitments and Contingencies

Litigation

On January 16, 2008, a subcontractor commenced an action against the Company and others in the Supreme Court, Suffolk County seeking to recover damages based on alleged facts concerning the Company's commercial relationship with the plaintiff in the latter part of 2006 and the early part of 2007 which culminated in an Exclusive Sales and Marketing Agreement, whereby the plaintiff agreed to serve as the exclusive retrofitting installer of the Company's plug-in hybrid electric propulsion systems for medium and heavy trucks and as the exclusive distributor of such vehicles in the New York metropolitan area. The Company believes that the alleged facts, even if true, do not provide a legal basis for recovery, and it filed a motion to dismiss the litigation on the grounds that the complaint fails to state any viable cause of action. The motion was submitted to the court on February 27, 2008. In response to the motion, on July 3, 2008, the court dismissed five of the six causes of action brought by the plaintiff. The Company believes that it has a reasonable chance of prevailing on the remaining cause of action, although it cannot predict the outcome of the action.

Employment Agreements

On September 19, 2007, the Company entered into an employment agreement with Alan Tannenbaum as its new Chief Executive Officer and a member of the Board of Directors. The employment agreement has a term expiring one year after the initial closing of the Company’s financing transaction which took place on October 25, 2007. The term may be extended for additional terms of one year provided the Company gives Mr. Tannenbaum 30 days prior written notice and the Mr. Tannenbaum accepts. The employment agreement provided for a base salary at the annual rate of $145,000, starting on January 1, 2008, which was subsequently increased by the Company’s Board of Directors to $147,000 per year.

Under the employment agreement, the Company agreed to grant Mr. Tannenbaum stock options to purchase an aggregate of 3,000,000 shares of the Company’s common stock. Of such stock options, 300,000 shares were granted on October 25, 2007 at an exercise price of $.395, the closing market price on that date. Further, options to purchase 300,000 shares were also granted effective on January 2, 2008, based on an exercise price equal to the closing market price of the common stock on that date of $.71 The remaining 2,400,000 stock options were issued under a separate non-qualified stock option agreement, with similar terms and conditions to the existing plan subject to shareholder approval, which was received on May 28, 2008. These options have an exercise price of $.32 per share, based on the average closing price of the Company’s common stock for the 30 day period prior to the closing of the company’s October 25, 2007 financing transaction. The stock based compensation expense associated with these options is included in the amounts disclosed in Note 9 hereunder. Each stock option will vest in three equal installments on the second, third and fourth anniversaries of the grant date and expire ten years after it is granted.

Cost Sharing Agreement

On January 23, 2008 the Company signed an agreement with NYSERDA to develop test fixtures and procedures to be used in connection with its production activities. Under the terms of the agreement, NYSERDA will reimburse the Company for approximately fifty percent of the cost, including labor, material and overhead, incurred in connection with the project. The total amount of funds available from NYSERDA for this project is $534,590. For the six months ended June 30, 2008, the Company incurred $159,330 in connection with this agreement for which it expects to receive $78,868. This amount is included in accounts receivable on the accompanying condensed consolidated balance sheet and was recorded as reduction of research and development expense.

NOTE 8 - Stockholders’ Equity

Conversions of Series A Convertible Preferred Stock

During the six months ended June 30, 2008, holders of 535 shares of Series A Convertible Preferred Stock elected to convert their preferred shares into 881,855 shares of common stock. During the six months ended June 30, 2007, holders of 1,883 shares of Series A Convertible Preferred Stock elected to convert their preferred shares into 2,512,471 shares of common stock.

Private Placement of Common Stock

On March 27, 2008, the Company completed a private placement to institutional accredited investors, pursuant to the terms of a securities purchase agreement. Under the terms of the agreement, the Company sold 11,666,667 shares of its common stock at $.60 per share to accredited private investors (the “Investors”). As part of this transaction, the Investors also received warrants to purchase 11,666,667 shares of the Company’s common stock at $.72 per share. The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection. As part of this transaction, placement agents received warrants to purchase 1,050,000 shares of the Company’s common stock at $.72 per share. The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share). The securities purchase agreement also contains representations and warranties by the Company and each Investor typical of transactions of this type, as well as the right of the Investors to participate in up to 100% of any subsequent financing by the Company for one year after the closing date. The Company received $7,000,000 and $6,303,735 in gross and net proceeds, respectively, in connection with this private placement.

The fair value of warrants issued in this transaction amounted to $2,616,135 using the Black-Scholes option-pricing model with the following assumptions: fair value per share of common stock $0.55, term of 5 years, volatility of 41.88%, risk-free interest rate of 2.61%, and, dividend yield of 0.

Pursuant to the terms of a registration rights agreement with the Investors, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission no later than 150 calendar days following March 27, 2008, covering the resale of the shares and warrant shares, and to use all reasonable best efforts to cause the registration statement to be declared effective within 240 calendar days after the closing date, and to remain continuously effective for three years after the closing date.

Common Stock Purchase Warrants

A summary of the status of the Company’s outstanding common stock purchase warrants is as follows;

	Number of options	Weighted average exercise price
Outstanding at January 1, 2008	10,586,346	$0.73
Granted	12,716,667	$0.72
Exercised	—	$—
Outstanding at June 30, 2008	23,303,013	$0.72

Warrants issued

During the six months ended June 30, 2008 the company issued warrants in connection with its March 27, 2008 private placement as follows:

Grant Date	Number of Shares	Exercise Price	Expiration Date	Unit Fair Value	Total Fair Value

3/27/2008	11,666,667	$.72	3/26/2013	$.206	$2,400,124
2/5/2008	1,050,000	$.72	3/26/2013	$.206	$216,011

The fair value of these awards was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: fair value of common stock $0.55; volatility rate 41.88%; risk free interest rate 2.61%; expected term 5 years; dividend yield 0.

NOTE 9 - 2006 Equity Incentive Plan

The 2006 Equity Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors on October 16, 2006 and approved by the Company’s stockholders on October 17, 2006. The plan was amended at the special stockholders meeting held on May 28, 2008 to increase the awards available to purchase shares by 3,000,000 shares to an aggregate of 6,000,000 shares of common stock which may be granted under the Plan to employees, consultants and non-employee directors. Under the Plan, the Company is authorized to issue Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code, non-qualified options, SARS, restricted stock, bonus shares and dividend equivalents.

On February 13, 2008, the Company granted 140,000 stock options to key employees at an exercise price of $.57 per share. The fair value of these awards was estimated to be $25,984 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $.57 volatility rate 37.33%; risk free interest rate 2.41%; expected term 4 years; dividend yield 0%.

On April 2, 2008, the Company granted 80,000 stock options to key employees at an exercise price of $.51 per share. The fair value of these awards was estimated to be $13,454 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $.51 volatility rate 38.25%; risk free interest rate 2.38%; expected term 4 years; dividend yield 0%.

On May 28, 2008, the Company granted 150,000 stock options to key employees at an exercise price of $.51 per share. The fair value of these awards was estimated to be $26,228 at the date of grant using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $.51 volatility rate 38.28%; risk free interest rate 3.15%; expected term 4 years; dividend yield 0%.

A separate non-qualified stock option agreement was approved at the special stockholders meeting held on May 28, 2008 whereby options to purchase 2,400,000 shares of common stock were approved, which were issued to the Company’s Chief Executive Officer in connection with his employment agreement dated September 19, 2007 at an exercise price of $0.32 per share. The fair value of these awards was estimated to be $630,223 at the date of approval using the Black-Scholes option pricing model with the following weighed average assumptions: fair value per share of common stock $0.51; volatility rate 38.28%; risk free interest rate 3.15%; expected term 4 years; dividend yield 0%.

A summary of option activity for the six months ended June 30, 2008 is as follows:

			Weighted -
		Weighted -	Average
		Average	Remaining
		Exercise	Contractual
Options	Shares	Price	Term in Years
Outstanding January 1, 2008	1,975,000	$0.56	9.3

Granted	2,770,000	0.35	9.3
Exercised	—
Forfeited or expired	—
Outstanding June 30, 2008	4,745,000	$0.43	9.2

At June 30, 2008, the aggregate intrinsic value of options outstanding, based on the June 30, 2008 closing price of the Company’s common stock ($.77 per share) was $1,601,225. There were no options exercisable at June 30, 2008. As described above, the Company has estimated that based upon assumed employee retention, 80% of the options granted entitled to vest by their terms, will actually vest annually.

As of June 30, 2008 there was $846,346 of unrecognized compensation cost related to non-vested share-based compensation arrangements,. These costs are expected to be recognized over a weighted-average period of 3.2 years.

ODYNE CORPORATION

COMMON STOCK

PROSPECTUS

_____ __, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registration Fees	$292
Federal Taxes	—
State Taxes	—
Legal Fees and Expenses	30,000
Printing and Engraving Expenses	2,000
Blue Sky Fees	2,000
Accounting Fees and Expenses	10,000
Miscellaneous	5,708
Total	$50,000

Item 14. Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

March 2008 Private Placement. On March 27, 2008, we completed the closing of the March 2008 private placement of securities. In the closing, we sold 11,666,666 shares of our common stock at $.60 per share and warrants to purchase 11,666,666 shares of our common stock at $.72 per share, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement dated March 27, 2008. We received $7,000,000 in gross proceeds in connection with this private placement.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

The warrants are exercisable for five years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of certain issuances, or securities convertible or exercisable for shares of common stock below $.72 per share), provided that the exercise price of the warrants may not be adjusted to less than $.60 per share as a result of the full-ratchet price protection.

Pursuant to the terms of a Registration Rights Agreement with the investors, we agreed to file a registration statement with the U.S. Securities and Exchange Commission no later than 150 calendar days following March 27, 2008 (the closing date of the private placement), covering the resale of the shares of our common stock sold in the private placement and issuable upon the exercise of the warrants sold in the private placement, and to use all reasonable best efforts to cause the registration statement to be declared effective within 240 calendar days after the closing date, and to remain continuously effective for three years after the closing date.

vFinance Investments, Inc. acted as placement agent in the transaction. The placement agent received $630,000 in cash placement fees and warrants to purchase 1,050,000 shares of common stock in the transaction. The placement agent will also receive a warrant exercise fee in the amount of 2% of the exercise price of the warrants paid upon exercise.

The shares of common stock and warrants issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933. None of the shares of common stock or warrants, or shares of our common stock underlying such warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. The consideration and other terms in the purchase agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

October 2007 Private Placement. On October 26, 2007, we completed the closing of the October 2007 private placement of securities. In the closing, we sold a total of 32 units, each unit consisting of $100,000 principal amount of 10% senior secured convertible debentures and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $100,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated September 19, 2007.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

The debentures bear interest at 10% per year, payable quarterly in cash or freely-tradable common stock, at our option, and mature on the earlier of 18 months after the original issuance date or the completion by us of one or a series of related debt or equity financing transactions for minimum gross proceeds of $5,000,000, exclusive of any financing transaction by a factor or commercial bank (a “Subsequent Financing”). The warrants are exercisable at any time and expire three years from issuance.

The debentures rank senior to all other indebtedness of ours. Pursuant to the terms of a security agreement with the investors, the debentures are secured by the grant by us and our subsidiary to a collateral agent of collateral that consists of a first priority security interest in all of our and our subsidiary’s assets. The outstanding balance of the debentures may be converted, at the option of the holder, in whole or in part, at the earlier of 12 months after the original issuance date, into shares of our common stock at a conversion price equal to 70% of the then market price per share of common stock, or upon the completion by us of a Subsequent Financing, into the securities being sold in such Subsequent Financing at an effective conversion price equal to 80% of the purchase price of those securities. Notwithstanding the foregoing, the minimum conversion price will be no less than $.25 per share. Partial conversions by the investors are permitted. The holders of the debentures waived their rights to convert the debentures or be prepaid in connection with our March 2008 private placement.

As part of the transaction, we issued to the investors warrants to purchase an aggregate of up to 4,266,670 shares of our common stock at an exercise price of $.75 per share. The warrants are exercisable for three years, contain customary change of control buy-out provisions and are not redeemable. The warrants also contain anti-dilution provisions (including “full-ratchet” price protection from the future issuance of stock, exclusive of the conversion of the debentures and certain other excluded stock issuances, or securities convertible or exercisable for shares of common stock below $.75 per share), provided that the exercise price of the warrants may not be adjusted to less than $.25 per share as a result of the full-ratchet price protection.

Pursuant to the terms of a registration rights agreement with the investors, we agreed to file a registration statement with the U.S. Securities and Exchange Commission as soon as possible for purposes of registering the resale of the shares of our common stock issuable upon the conversion of the debentures and exercise of the warrants sold in the private placement. In the event the registration statement is not filed within 60 calendar days following the closing, we will pay the investors 2% in cash or stock of the face amount of the debentures for every 30-day period, or portion thereof, that the registration statement is not filed. In the event the registration statement is not declared effective within 180 calendar days following the closing, we will pay the investors 2% in cash or stock of the face amount of the debentures for every 30-day period, or portion thereof, that the registration statement is not declared effective for a maximum of six months, subject to the ability of the investors to sell the underlying shares pursuant to Rule 144. The liquidated damages can be paid in cash or freely-tradable common stock, at our option. We have also agreed that we will not file a registration statement for any additional shares of common stock until 75 days after the effective date of the registration statement.

Matrix U.S.A., LLC acted as placement agent in the transaction. The placement agent received $320,000 in cash placement fees and warrants to purchase 1,000,000 shares of common stock in the transaction.

The debentures and warrants, and shares of our common stock underlying the debentures and warrants, have not been registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the securities was undertaken without general solicitation or advertising. Each purchaser of the securities represented in the purchase agreement, among other things, that (a) it was an “accredited investor,” as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in our securities and (c) it was acquiring the securities for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the securities are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The consideration and other terms in the purchase agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

December 2006 Private Placement. On December 6, 2006, we completed a second closing of the October 2006 private placement of securities. In the second closing, we sold a total of 2,367 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006. Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time. Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through December 4, 2010, subject to redemption provisions based on the trading price of our common stock. The investment in the second closing is subject to the same terms as the October 2006 private placement described below.

On December 13, 2006, we completed the final closing of the October 2006 private placement of securities. In the final closing, we sold a total of 350 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006. Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time. Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through December 4, 2010, subject to redemption provisions based on the trading price of our common stock. The investment in the final closing is subject to the same terms as the first closing for the October 2006 private placement described below.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We agreed, pursuant to the terms of a registration rights agreement with the investors, to use our commercially reasonable best efforts to file a shelf registration statement with the U.S. Securities and Exchange Commission covering the resale of all shares of common stock underlying the series A convertible preferred stock and warrants issued in connection with the private placement within 180 days after the closing of the private placement. We are obligated to maintain the effectiveness of the registration statement from its effective date through and until 12 months after the effective date. We also agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible and to respond to any SEC comments within 20 business days after receiving comments. In the event the registration statement is not filed with the SEC on or prior to the 180th day after the closing of the private placement or in the event that we do not respond to SEC comments within 20 days after receiving the comments, the total number of shares of series A convertible preferred stock subscribed to in the private placement and covered by the registration statement for each named selling stockholder will be increased by 2% per month for each month (or portion thereof) that the registration statement is not filed, provided that the aggregate increase may not exceed 20%.

The preferred stock and warrants, and common stock issuable upon conversion of the preferred stock and exercise of the warrants, were not registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the securities was undertaken without general solicitation or advertising. Each purchaser of the securities represented in the purchase agreement, among other things, that (a) it was an “accredited investor”, as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in our securities and (c) it was acquiring the securities for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, securities are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The consideration and other terms in the purchase agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

October 2006 Private Placement. On October 17, 2006, in connection with the merger, we completed the initial closing of a private placement selling a total of 3,033 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006 and the Second Supplement thereto dated October 30, 2006. Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time. Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through October 16, 2010, subject to redemption provisions based on the trading price of our common stock.

On December 6, 2006, we completed a second closing of the October 2006 private placement of securities. In the second closing, we sold a total of 2,367 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D. On December 13, 2006, we completed the final closing of the October 2006 private placement of securities. In the final closing, we sold a total of 350 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We agreed, pursuant to the terms of the registration rights agreements with the investors, to use our commercially reasonable best efforts to file a shelf registration statement with the U.S. Securities and Exchange Commission covering the resale of all shares of common stock underlying the series A convertible preferred stock and warrants issued in connection with the private placement within 180 days after the closing of the private placement. We are obligated to maintain the effectiveness of the registration statement from its effective date through and until 12 months after the effective date. We also agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible and to respond to any SEC comments within 20 business days after receiving comments. In the event the registration statement is not filed with the SEC on or prior to the 180th day after the closing of the private placement or in the event that we do not respond to SEC comments within 20 days after receiving the comments, the total number of shares of series A convertible preferred stock subscribed to in the private placement and covered by the registration statement for each named selling stockholder will be increased by 2% per month for each month (or portion thereof) that the registration statement is not filed, provided that the aggregate increase may not exceed 20%.

The preferred stock and warrants, and common stock issuable upon conversion of the preferred stock and exercise of the warrants, were not registered under the Securities Act, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the securities was undertaken without general solicitation or advertising. Each purchaser of the securities represented in the purchase agreement, among other things, that (a) it was an “accredited investor”, as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in our securities and (c) it was acquiring the securities for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, securities are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The consideration and other terms in the purchase agreement were determined as a result of arm’s-length negotiations between us and the purchasers.

October 2006 Merger. In connection with the merger, at closing, we issued 12,000,000 shares of our common stock to the former shareholders of Odyne, representing 46.7% of our outstanding common stock following the merger and private placement, in exchange for 100% of the outstanding shares of Odyne common stock. The shares of our common stock issued to former holders of Odyne common stock in connection with the merger, and the shares of our series A convertible preferred stock and warrants to purchase common stock issued in the private placement, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 17, 2006, between Technology Integration Group, Inc., PHEV Acquisition Corp. and Odyne Corporation. (1)

3.1	Certificate of Amendment of Certificate of Incorporation of Technology Integration Group, Inc. (changing name to Odyne Corporation). (2)

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Odyne Corporation. (2)

3.3	By-laws of Odyne Corporation. (2)

4.1	Form of Warrant to Purchase Common Stock for the investors in the October 2006 private placement. (2)

4.2	Form of 10% Senior Secured Convertible Debenture for the investors in the October 2007 private placement. (5)

4.3	Form of Warrant to Purchase Common Stock for the investors in the October 2007 private placement. (5)

4.4	Form of Warrant to Purchase Common Stock for the investors in the March 2008 private placement. (6)

5.1	Opinion of Greenberg Traurig, LLP

10.1	Form of Subscription Agreement by and among Odyne Corporation and the investors in the October 2006 private placement. (2)

10.2	Employment Agreement, dated as of September 1, 2006, between Roger M. Slotkin and Odyne Corporation. (2)

10.3	Employment Agreement, dated as of September 1, 2006, between Joshua A. Hauser and Odyne Corporation. (2)

10.4	Employment Agreement, dated as of September 1, 2006, between Joseph M. Ambrosio and Odyne Corporation. (2)

10.5	Employment Agreement, dated as of September 1, 2006, between Konstantinos Sfakianos and Odyne Corporation. (2)

10.6	Manufacturer’s Agreement, dated as of July 20, 2005, between the Town of North Hempstead and Odyne Corporation. (2)

10.7	Employment Agreement, dated as of September 1, 2007, between Alan Tannenbaum and Odyne Corporation. (4)

10.8	Form of Subscription Agreement by and among Odyne Corporation and the investors in the October 2007 private placement. (5)

10.9	Form of Registration Rights Agreement by and among Odyne Corporation and the investors in the October 2007 private placement. (5)

10.10	Form of Security Agreement by and among Odyne Corporation and the investors in the October 2007 private placement. (5)

10.11	Securities Purchase Agreement by and among Odyne Corporation and the investors in the March 2008 private placement. (6)

10.12	Registration Rights Agreement by and among Odyne Corporation and the investors in the March 2008 private placement. (6)

14.1	Code of Business Conduct and Ethics. (3)

23.1	Consent of Holtz Rubenstein Reminick LLP.

23.2	Consent of Marcum & Kliegman LLP.

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

(1)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated October 17, 2006, and filed with the U.S. Securities and Exchange Commission on October 18, 2006.

(2)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated October 17, 2006, and filed with the U.S. Securities and Exchange Commission on October 25, 2006.

(3)	Incorporated by reference to the exhibits included with our Annual Report on Form 10-KSB dated December 31, 2006, and filed with the U.S. Securities and Exchange Commission on April 13, 2007.

(4)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated September 19, 2007, and filed with the U.S. Securities and Exchange Commission on September 19, 2007.

(5)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated October 26, 2007, and filed with the U.S. Securities and Exchange Commission on October 30, 2007.

(6)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated March 27, 2008, and filed with the U.S. Securities and Exchange Commission on March 31, 2008.

(b)    The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Intentionally omitted.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Intentionally omitted.

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Hauppauge, State of New York, on August 21, 2008.

ODYNE CORPORATION

By:	/s/ Alan Tannenbaum
Alan Tannenbaum
Chief Executive Officer
(principal executive officer)

By:	/s/ Daniel Bartley
Daniel Bartley
Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Odyne Corporation, hereby severally constitute and appoint Alan Tannenbaum, Joshua A. Hauser and Daniel Bartley, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alan Tannenbaum	Chief Executive Officer	August 21, 2008
Alan Tannenbaum	(principal executive officer)

/s/ Joshua A. Hauser	President, Chief Operating Officer and Director	August 21, 2008
Joshua A. Hauser

/s/ Daniel Bartley	Chief Financial Officer	August 21, 2008
Daniel Bartley	(principal financial and accounting officer)

/s/ Jeffrey H. Auerbach	Director	August 21, 2008
Jeffrey H. Auerbach

/s/ Bruce E. Humenik	Director	August 21, 2008
Bruce E. Humenik

/s/ Stanley W. Struble	Director	August 21, 2008
Stanley W. Struble

/s/ S. Charles Tabak	Director	August 21, 2008
S. Charles Tabak